EXECUTION COPY









                               LEVI STRAUSS & CO.

                         11 5/8% Senior Notes due 2008


                           --------------------------


                                 EURO INDENTURE



                          Dated as of January 18 ,2001


                           --------------------------





                                 CITIBANK, N.A.,

                                     Trustee


   =========================================================================

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

                                ARTICLE I

Definitions and Incorporation by Reference
------------------------------------------

SECTION 1.01.                   Definitions                                   1
SECTION 1.02.                   Other Definitions                            41
SECTION 1.03.                   Incorporation by Reference of Trust
                                   Indenture Act                             41
SECTION 1.04.                   Rules of Construction                        42


                                ARTICLE II

                                The Securities
----------------------------------------------

SECTION 2.01.                   Amount of Securities; Issuable
                                   in Series                                 42
SECTION 2.02.                   Form and Dating                              44
SECTION 2.03.                   Execution and Authentication                 44
SECTION 2.04.                   Registrar and Paying Agent                   45
SECTION 2.05.                   Paying Agent To Hold Money in Trust          46
SECTION 2.06.                   Securityholder Lists                         46
SECTION 2.07.                   Replacement Securities                       47
SECTION 2.08.                   Outstanding Securities                       47
SECTION 2.09.                   Temporary Securities                         47
SECTION 2.10.                   Cancellation                                 48
SECTION 2.11.                   Defaulted Interest                           48
SECTION 2.12.                   CUSIP Numbers                                48


                                ARTICLE III

                                Redemption
                                ----------

SECTION 3.01.                   Notices to Trustee                           49
SECTION 3.02.                   Selection of Securities
                                   To Be Redeemed                            49
SECTION 3.03.                   Notice of Redemption                         49
SECTION 3.04.                   Effect of Notice of Redemption               50
SECTION 3.05.                   Deposit of Redemption Price                  50
SECTION 3.06.                   Securities Redeemed in Part                  51

                                ARTICLE IV

                                Covenants
-----------------------------------------

SECTION 4.01.                   Covenant Suspension                          51
SECTION 4.02.                   Payment of Securities                        52
SECTION 4.03.                   SEC Reports                                  52
SECTION 4.04.                   Limitation on Debt                           52
SECTION 4.05.                   Limitation on Restricted Payments            55
SECTION 4.06.                   Limitation on Liens                          58
SECTION 4.07.                   Limitation on Asset Sales                    58
SECTION 4.08.                   Limitation on Restrictions on
                                   Distributions from Restricted
                                   Subsidiaries                              62
SECTION 4.09.                   Limitation on Transactions with
                                   Affiliates                                64
SECTION 4.10.                   Designation of Restricted and
                                   Unrestricted Subsidiaries                 65
SECTION 4.11.                   Limitation on Sale and Leaseback
                                   Transactions                              67
SECTION 4.12.                   Change of Control                            67
SECTION 4.13.                   Further Instruments and Acts                 69


                                ARTICLE V

                                Successor Company
-------------------------------------------------

SECTION 5.01.                   When Company May Merge or
                                   Transfer Assets                           69


                                ARTICLE VI

                            Defaults and Remedies 71
----------------------------------------------------

SECTION 6.01.                   Events of Default                            71
SECTION 6.02.                   Acceleration                                 74
SECTION 6.03.                   Other Remedies                               74
SECTION 6.04.                   Waiver of Past Defaults                      74
SECTION 6.05.                   Control by Majority                          74
SECTION 6.06.                   Limitation on Suits                          75
SECTION 6.07.                   Rights of Holders to Receive
                                   Payment                                   75
SECTION 6.08.                   Collection Suit by Trustee                   75
SECTION 6.09.                   Trustee May File Proofs of Claim             76
SECTION 6.10.                   Priorities                                   76
SECTION 6.11.                   Undertaking for Costs                        76
SECTION 6.12.                   Waiver of Stay or Extension Laws             77

                                ARTICLE VII

                                Trustee
                                -------

SECTION 7.01.                   Duties of Trustee                            77
SECTION 7.02.                   Rights of Trustee                            79
SECTION 7.03.                   Individual Rights of Trustee                 80
SECTION 7.04.                   Trustee's Disclaimer                         80
SECTION 7.05.                   Notice of Defaults                           80
SECTION 7.06.                   Reports by Trustee to Holders                80
SECTION 7.07.                   Compensation and Indemnity                   81
SECTION 7.08.                   Replacement of Trustee                       82
SECTION 7.09.                   Successor Trustee by Merger                  83
SECTION 7.10.                   Eligibility; Disqualification                83
SECTION 7.11.                   Preferential Collection of Claims
                                   Against Company                           84


                                ARTICLE VIII

                       Discharge of Indenture; Defeasance
                       ----------------------------------

SECTION 8.01.                   Discharge of Liability on
                                   Securities; Defeasance                    84
SECTION 8.02.                   Conditions to Defeasance                     85
SECTION 8.03.                   Application of Trust Money                   86
SECTION 8.04.                   Repayment to Company                         87
SECTION 8.05.                   Indemnity for Government
                                   Obligations                               87
SECTION 8.06.                   Reinstatement                                87


                                ARTICLE IX

                                Amendments
------------------------------------------

SECTION 9.01.                   Without Consent of Holders                   87
SECTION 9.02.                   With Consent of Holders                      88
SECTION 9.03.                   Compliance with Trust Indenture Act          89
SECTION 9.04.                   Revocation and Effect of Consents
                                   and Waivers                               89
SECTION 9.05.                   Notation on or Exchange of
                                   Securities                                90
SECTION 9.06.                   Trustee To Sign Amendments                   90
SECTION 9.07.                   Payment for Consent                          91

                                ARTICLE X

                                  Miscellaneous
-----------------------------------------------

SECTION 10.01.                  Trust Indenture Act Controls                 91
SECTION 10.02.                  Notices                                      91
SECTION 10.03.                  Communication by Holders with
                                   Other Holders                             92
SECTION 10.04.                  Certificate and Opinion as to
                                   Conditions Precedent                      92
SECTION 10.05.                  Statements Required in Certificate
                                   or Opinion                                92
SECTION 10.06.                  When Securities Disregarded                  93
SECTION 10.07.                  Rules by Trustee, Paying Agent and
                                   Registrar                                 93
SECTION 10.08.                  Legal Holidays                               93
SECTION 10.09.                  Governing Law                                93
SECTION 10.10.                  No Recourse Against Others                   94
SECTION 10.11.                  Successors                                   94
SECTION 10.12.                  Multiple Originals                           94
SECTION 10.13.                  Table of Contents; Headings                  94


Appendix A - Provisions Relating to Initial Securities
             and Exchange Securities
Exhibit 1 to Appendix A
          -  Form of Initial Security
Exhibit A -  Form of Exchange Security
Exhibit B -  Form of Transferee Letter of Representation

                              CROSS-REFERENCE TABLE


TIA                                             Indenture
Section                                          Section
-------                                          -------

310(a)(1)                                         7.10
   (a)(2)                                         7.10
   (a)(3)                                         N.A.
   (a)(4)                                         N.A.
   (b)                                            7.08;
                                                  7.10
   (c)                                            N.A.
311(a)                                            7.11
   (b)                                            7.11
   (c)                                            N.A.
312(a)                                            2.06
   (b)                                            N.A.
   (c)                                            N.A.
313(a)                                            7.06
   (b)(1)                                         N.A.
   (b)(2)                                         7.06
   (c)                                            N.A.
   (d)                                            7.06
314(a)                                            4.02;
                                                  4.10;
                                                  N.A.
   (b)                                            N.A.
   (c)(1)                                         N.A.
   (c)(2)                                         N.A.
   (c)(3)                                         N.A.
   (d)                                            N.A.
   (e)                                            N.A.
   (f)                                            4.10
315(a)                                            7.01
   (b)                                            7.05;
                                                  N.A.
   (c)                                            7.01
   (d)                                            7.01
   (e)                                            6.11
316(a)
   (last
sentence)                                         N.A.
   (a)(1)(A)                                      6.05
   (a)(1)(B)                                      6.04
   (a)(2)                                         N.A.
   (b)                                            6.07
317(a)(1)                                         6.08
   (a)(2)                                         6.09
   (b)                                            2.05
318(a)                                            N.A.

                    N.A. Means Not Applicable.

------------------
Note: This Cross-Reference Table shall not, for any purposes, be deemed to be part of this Indenture.

                                    INDENTURE dated as of January 18, 2001,






                                       between LEVI STRAUSS & CO., a Delaware corporation (the "Company") and CITIBANK, N.A., a national banking association duly organized and existing under the laws of the U.S.A., as Trustee (the "Trustee").


                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's euro denominated 11 5/8% Senior Notes due 2008, to be issued, from time to time, in one or more series as in this Indenture provided (the "Initial Securities") and, if and when issued pursuant to a registered or private exchange for the Initial Securities, the Company's 11 5/8% Senior Notes due 2008 (the "Exchange Securities" and, together with the Initial Securities, the "Securities"):


                                             ARTICLE I

                   Definitions and Incorporation by Reference
                   ------------------------------------------
                  SECTION 1.01.  Definitions.
                                 ------------

                  "Additional Assets" means:

                  (a)  any  Property   (other  than  cash,   cash   equivalents,
         securities and inventory) to be owned by the Company or any Restricted Subsidiary and used in a Related Business; or

                  (b) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of that Capital Stock by the Company or another Restricted Subsidiary from any Person other than the Company or an Affiliate of the Company; provided, however, that, in the case of this clause (b), the Restricted Subsidiary is primarily engaged in a Related Business.

                  "Affiliate" of any specified Person means:

                  (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with that specified Person, or

                  (b) any other Person who is a director or officer of that specified Person.

                  For the purposes of this definition,  "control" when used with respect to any Person means the power to direct the management and policies of that Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Section
4.09 and Section 4.07 and the definition of "Additional Assets" only, "Affiliate" shall also mean any Beneficial Owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase that Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any Beneficial Owner pursuant to the first sentence hereof.

                  "Asset Sale" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of

                  (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares),

                  (b) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary,

                  (c) in the case of any disposition by the Company or a Restricted Subsidiary to any Person, any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary, or

                  (d) in the case of any disposition by the Company to a Restricted Subsidiary of the Company, any other assets of the Company, other than dispositions in the ordinary course of business of raw materials to a Restricted Subsidiary to be used in the manufacture of finished goods, of finished goods to a Restricted Subsidiary for resale by the Restricted Subsidiary or its designee or of work in process to a Restricted Subsidiary, other than, in the case of clause (a), (b), (c) or (d) above,

                  (1) any disposition by a Restricted  Subsidiary to the Company
         or  by  the  Company  or  a  Restricted   Subsidiary  to  a  Restricted
         Subsidiary,

                  (2) any disposition that constitutes a Permitted Investment or Restricted Payment permitted by Section 4.05,

                  (3) any disposition effected in compliance with the first paragraph in Section 5.01,

                  (4) a sale of accounts receivables and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Entity,

                  (5) a transfer of accounts receivables and related assets of the type specified in the definition of "Qualified Receivables Transaction" (or a fractional undivided interest therein) by a
         Receivables Entity in connection with a Qualified Receivables Transaction, and

                  (6) a transfer of accounts receivable of the type specified in the definition of "Credit Facility" that is permitted under clause (b) of the second paragraph of Section 4.04.

                  Notwithstanding the foregoing, if at any time, the aggregate Fair Market Value of assets disposed of by the Company to its Subsidiaries since the Issue Date, other than (a) Permitted Investments comprised of cash or cash equivalents, (b) dispositions pursuant to paragraphs (4), (5) and (6) above and
(c) dispositions by the Company to a Restricted Subsidiary of raw materials to be used in the manufacture of finished goods, of finished goods and of work in process, exceeds 10% of Consolidated Tangible Assets, all asset dispositions in excess thereof shall be treated as Asset Sales subject to the restrictions set forth in Section 4.07. For purposes of this paragraph, the aggregate Fair Market Value of assets so transferred at any time shall be calculated by using the sum of the Fair Market Value of each asset disposition as of the date of its disposition.

                  "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at any date of determination,

                  (a) if the Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of "Capital Lease Obligation", and

                  (b) in all other instances, the greater of:

                           (1) the Fair Market Value of the  Property subject to
                  the Sale and Leaseback Transaction, and


                           (2) the present  value  (discounted  at the  interest
                  rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in the Sale and Leaseback Transaction (including any period for which the lease has been extended).

                  "Average Life" means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

                  (a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of that Debt or redemption or similar payment with respect to that Preferred Stock multiplied by the amount of the payment by

                  (b) the sum of all payments of this kind.

                  "Beneficial Owner" means a beneficial owner as defined in Rule 13d-3 under the Exchange Act, except that:

                  (a) a Person will be deemed to be the Beneficial Owner of all shares that the Person has the right to acquire, whether that right is exercisable immediately or only after the passage of time,

                  (b) for purposes of clause (a) of the definition of "Change of Control", Permitted Holders will be deemed to be the Beneficial Owners of any Voting Stock of a corporation or other legal entity held by any other corporation or other legal entity so long as the Permitted Holders Beneficially Own, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of that corporation or other legal entity, and

                  (c) for purposes of clause (b) of the definition of "Change of Control", any "person" or "group" (as those terms are defined in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, shall be deemed to be the Beneficial Owners of any Voting Stock of a corporation or other legal entity held by any other corporation or legal entity ("the parent corporation"), so long as that person or group Beneficially Owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of that parent corporation.

The term "Beneficially Own" shall have a corresponding meaning.

                  "Board of Directors" means the Board of Directors of the Company (or, in the case of Section 4.09(2), the applicable Restricted Subsidiary) or any committee thereof duly authorized to act on behalf of such Board.

                  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

                  "Business Day" means each day that is not a Legal Holiday.

                  "Capital Lease Obligations" means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by that obligation shall be the capitalized amount of the obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under that lease prior to the first date upon which that lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.06, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

                  "Capital Stock" means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in that Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into that equity interest.

                  "Capital Stock Sale Proceeds" means the aggregate cash proceeds received by the Company from the issuance or sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or the Subsidiary for the benefit of their employees) by the Company of its Capital Stock (other than Disqualified Stock) after the Issue Date, net of attorneys' fees, accountants' fees, initial purchasers' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with the issuance or sale and net of taxes paid or payable as a result thereof.

                  "Change of Control" means the occurrence of any of the following events:

                  (a) prior to the first Public Equity Offering that results in a Public Market, the Permitted Holders cease to be the Beneficial Owners, directly or indirectly, of a majority of the total voting power of the Voting Stock of the Company, whether as a result of the issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by the Permitted Holders or otherwise; or

                  (b) on or after the first Public Equity Offering that results in a Public Market, if any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the Beneficial Owner, directly or indirectly, of 35% or more of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders are the Beneficial Owners, directly or indirectly, in the aggregate of a lesser percentage of the total voting power of the Voting Stock of the Company than that other person or group; and provided further, that the provisions of this clause (b) will not apply to Voting Trustees serving in that capacity under the Voting Trust Arrangement; or

                  (c) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company and the Restricted Subsidiaries, considered as a whole (other than a disposition of assets as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary or one or more
         Permitted Holders) shall have occurred, or the Company merges, consolidates or amalgamates with or into any other Person (other than one or more Permitted Holders) or any other Person (other than one or more Permitted Holders) merges, consolidates or amalgamates with or into the Company, in any event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than transaction where:

                           (1) the  outstanding Voting  Stock of the Company  is
                  reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the surviving corporation or transferee, and

                           (2) the Holders of  the  Voting  Stock of the Company
                  immediately prior to the transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the surviving corporation or transferee immediately after the transaction and in substantially the same proportion as before the transaction; or

                  (d) during any period of two consecutive years, individuals who at the beginning of that period constituted the Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of not less than three-fourths of the directors then still in office who were either directors at the beginning of that period or whose election or nomination for election was previously so approved or by a vote of the Voting Trustees pursuant to the terms of the Voting Trust Arrangement) cease for any reason to constitute a majority of the Board of Directors then in office; or

                  (e) the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Commodity Price Protection Agreement" means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect that Person against fluctuations in commodity prices.

                  "Company" means the party named as such in this Indenture until a successor replaces it pursuant to the applicable provisions hereof and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

                  "Consolidated Current Liabilities" means, as of any date of determination, the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating:

                  (a) all intercompany items between the Company and any Restricted Subsidiary or between Restricted Subsidiaries, and

                  (b) all current maturities of long-term Debt.

                  "Consolidated Fixed Charges" means, for any period, the total interest expense (net of interest income) of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries,

                  (a) interest expense attributable to leases constituting part of a Sale and Leaseback Transaction and to Capital Lease Obligations,

                  (b) amortization of debt discount and debt issuance cost, including commitment fees,

                  (c) capitalized interest,

                  (d) non-cash interest expense,

                  (e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing,

                  (f)  net  costs   associated  with  Interest  Rate  Agreements
         (including amortization of fees),

                  (g) Disqualified Stock Dividends,

                  (h) Preferred Stock Dividends,

                  (i) interest Incurred in connection with Investments in discontinued operations,

                  (j) interest accruing on any Debt of any other Person to the extent that Debt is Guaranteed by the Company or any Restricted Subsidiary, and

                  (k) the cash contributions to any employee stock ownership plan or similar trust to the extent those contributions are used by the plan or trust to pay interest or fees to any Person (other than the Company) in connection with Debt Incurred by the plan or trust.

                  Notwithstanding anything to the contrary contained herein, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction (including, without limitation, any Qualified Receivables Transaction) pursuant to which the Company or any Subsidiary of the Company may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets of the type specified in the definition of "Qualified Receivables Transaction" shall be included in Consolidated Fixed Charges.

                  "Consolidated Fixed Charges Coverage Ratio" means, as of any date of determination, the ratio of:

                  (a) the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters ending at least 45 days prior to such determination date to

                  (b) Consolidated Fixed Charges for those four fiscal quarters;

provided, however, that:
--------  -------

                           (1) if

                                    (A) since  the  beginning of that period the
                           Company or any Restricted Subsidiary has

                           Incurred any Debt that remains outstanding or Repaid any Debt, or

                                    (B) the transaction  giving rise to the need
                           to calculate the Consolidated Fixed Charges Coverage Ratio involves an Incurrence or Repayment of Debt,

         Consolidated Fixed Charges for that period shall be calculated after giving effect on a pro forma basis to that Incurrence or Repayment as if the Debt was Incurred or Repaid on the first day of that period, provided that, in the event of any Repayment of Debt, EBITDA for that period shall be calculated as if the Company or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt, and

                           (2) if

                                    (A) since the  beginning  of that period the
                           Company or any Restricted Subsidiary shall have made any Asset Sale or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property which constitutes all or substantially all of an operating unit of a business,

                                    (B) the transaction  giving rise to the need
                           to calculate the Consolidated Fixed Charges Coverage Ratio involves an Asset Sale, Investment or acquisition, or

                                    (C) since the  beginning  of that period any
                           Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of that period) shall have made such an Asset Sale, Investment or acquisition,

EBITDA for that period shall be calculated after giving pro forma effect to the Asset Sale, Investment or acquisition as if the Asset Sale, Investment or acquisition occurred on the first day of that period.

                  If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on that Debt shall be calculated as if the base interest rate in effect for the floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate Agreement applicable to that Debt if the applicable Interest Rate Agreement has a remaining term in excess of 12 months). In the event the Capital Stock of any Restricted Subsidiary is sold during the period, the Company shall be deemed, for purposes of clause (1) above, to have Repaid during that period the Debt of that Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for that Debt after the sale.

                  "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Subsidiaries; provided,
                                                                       --------
however, that there shall not be included in such Consolidated Net Income:
-------

                  (a) any net income (loss) of any Person (other than the Company) if that Person is not a Restricted Subsidiary, except that:

                           (1) subject to the exclusion  contained in clause (d)
                  below, the Company's equity in the net income of any such Person for that period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by that Person during that period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (c) below), and

                           (2) the Company's equity in a net loss of that Person
                  other than an Unrestricted Subsidiary for the specified period shall be included in determining such Consolidated Net Income,

                  (b) for purposes of Section 4.05 only, any net income (loss) of any Person acquired by the Company or any of its consolidated Subsidiaries in a pooling of interests transaction for any period prior to the date of the acquisition,

                  (c) any net income (loss) of any Restricted Subsidiary if the Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company, except that:

                           (1) subject to the exclusion  contained in clause (d)
                  below, the Company's equity in the net income of the Restricted Subsidiary for the period shall be included in Consolidated Net Income up to the aggregate amount that would have been permitted at the date of determination to be dividended to the Company or another Restricted Subsidiary by that Restricted Subsidiary without prior approval by a third party (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and government regulations applicable to that Restricted Subsidiary or its shareholders, during that period as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause), and

                           (2) the Company's equity in a net loss of the Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

                  (d) any gain (but not loss) realized upon the sale or other disposition of any Property of the Company or any of its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business,

                  (e) any extraordinary gain or loss,

                  (f)  the   cumulative   effect  of  a  change  in   accounting
         principles,

                  (g) any unrealized gains or losses of the Company or its consolidated Subsidiaries on any Hedging Obligations, and

                  (h) any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company or any Restricted Subsidiary, provided that those shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of the Company (other than Disqualified Stock).

Notwithstanding the foregoing, for purposes of Section 4.05 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent the dividends, repayments or transfers increase the amount of Restricted Payments permitted under that covenant pursuant to clause (c)(4) thereof.

                  "Consolidated Net Tangible Assets" means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries as the total assets (less accumulated depreciation, amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Company and its Restricted Subsidiaries, after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of (without duplication):

                  (a) the excess of cost over fair market value of assets or businesses acquired;

                  (b) any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Company immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with GAAP;

                  (c) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

                  (d) minority interests in consolidated Subsidiaries held by Persons other than the Company or any Restricted Subsidiary;

                  (e) treasury stock;

                  (f) cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

                  (g) Investments in and assets of Unrestricted Subsidiaries.

                  "Consolidated Tangible Assets" means, as of any date of determination, the sum of the amounts of Consolidated Net Tangible Assets and Consolidated Current Liabilities as of such date.

                  "Credit Facilities" means, with respect to the Company or any Restricted Subsidiary, one or more debt or commercial paper facilities
(including related Guarantees) with banks, investment banks, insurance companies, mutual funds or other institutional lenders (including our Existing Bank Credit Facilities), providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to institutional lenders or to special purpose, bankruptcy remote entities formed to borrow from institutional lenders against those receivables or inventory) or trade or standby letters of credit, in each case together with any Refinancings thereof by a lender or syndicate of lenders; provided that, in the case of a transaction in which any accounts receivable are sold, conveyed or otherwise transferred by the Company or any of its subsidiaries to another Person other than a Receivables Entity, then that transaction must satisfy the following three conditions:

                  (a) if the transaction involves a transfer of accounts receivable with Fair Market Value equal to or greater than $25.0 million, the Board of Directors shall have determined in good faith that the transaction is economically fair and reasonable to the Company or the Subsidiary that sold, conveyed or transferred the accounts receivable,

                  (b) the sale, conveyance or transfer of accounts receivable by the Company or the Subsidiary is made at Fair Market Value and

                  (c) the financing  terms,  covenants,  termination  events and other provisions of the transaction shall be market terms (as determined in good faith by the Board of Directors if Board approval is required under clause (a)).

                  "Currency Exchange Protection Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect that Person against fluctuations in currency exchange rates.

                  "Debt" means, with respect to any Person on any date of determination (without duplication):

                  (a) the principal of and premium (if any) in respect of:

                           (1) debt of the Person for money borrowed, and

                           (2) debt  evidenced  by notes,  debentures,  bonds or
                  other similar instruments for the payment of which the Person is responsible or liable;

                  (b) all Capital Lease Obligations of the Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by the Person;

                  (c) all obligations of the Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of the Person and all obligations of the Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

                  (d) all obligations of the Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of the Person to the extent those letters of credit are not drawn upon or, if and to the extent drawn upon, the drawing is reimbursed no later than the third Business Day following receipt by the Person of a demand for reimbursement following payment on the letter of credit);

                  (e) the amount of all obligations of the Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of the Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

                  (f) all obligations of the type referred to in clauses (a) through (e) of other Persons and all dividends of other Persons for the payment of which, in either case, the Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

                  (g) all obligations of the type referred to in clauses (a) through (f) of other Persons secured by any Lien on any Property of the Person (whether or not such obligation is assumed by the Person), the amount of such obligation being deemed to be the lesser of the value of that Property or the amount of the obligation so secured; and

                  (h) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Debt of any Person at any date shall be the outstanding balance at that date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at that date. The amount of Debt represented by a Hedging Obligation shall be equal to:

                  (1) zero if the Hedging Obligation has been Incurred pursuant to clause (e), (f) or (g) of the second paragraph of Section 4.04, or

                  (2) if the Hedging Obligation is not Incurred pursuant to clauses (e), (f) or (g) of the second paragraph of Section 4.04, then 105% of the aggregate net amount, if any, that would then be payable by the Company and any Restricted Subsidiary on a per counter-party basis pursuant to Section 6(e) of the ISDA Master Agreement (Multicurrency-Cross Border) in the form published by the International Swaps and Derivatives Association in 1992 (the "ISDA Form"), as if the date of determination were a date that constitutes or is substantially equivalent to an Early Termination Date, as defined in the ISDA Form, with respect to all transactions governed by the ISDA Form, plus the equivalent amount under the terms of any other Hedging Obligations that are not Incurred pursuant to clauses (e), (f) or (g) of the second paragraph of Section 4.04, each such amount to be estimated in good faith by the Company.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

                  (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

                  (b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or

                  (c) is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock, on or prior to, in the case of clause (a), (b) or (c), the first anniversary of the Stated Maturity of the Securities.

                  "Disqualified Stock Dividends" means all dividends with respect to Disqualified Stock of the Company held by Persons other than a Wholly Owned Restricted Subsidiary. The amount of any dividend of this kind shall be equal to the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the Company.

                  "Dollar Notes" means the Company's 11 5/8% Senior Notes due 2008 denominated in U.S. dollars and issued pursuant to an indenture dated the date hereof between the Company and Citibank, N.A. as trustee.

                  "EBITDA" means, for any period, an amount equal to, for the Company and its consolidated Restricted Subsidiaries:

                  (a) the sum of Consolidated Net Income for that period, plus the following to the extent reducing Consolidated Net Income for that period:

                           (1) the  provision  for  taxes  based  on  income  or
                  profits or utilized in computing net loss,

                           (2) Consolidated Fixed Charges,

                           (3) depreciation,

                           (4) amortization of intangibles,

                           (5) any other non-cash items (other than any non-cash
                  item to the extent that it represents an accrual of or reserve for cash expenditures in any future period), and

                           (6) any one-time, non-recurring expenses relating to,
                  or arising from, any closures of manufacturing facilities on or after the Issue Date, in each case incurred within 12 months after such closure, minus

                  (b) all non-cash items increasing Consolidated Net Income for that period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period).

Notwithstanding the foregoing clause (a), the provision for taxes and the depreciation, amortization and non-cash items of a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of that Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by that Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its shareholders.

                  "Equipment Financing Transaction" means any arrangement (together with any Refinancings thereof) with any Person pursuant to which the Company or any Restricted Subsidiary Incurs Debt secured by a Lien on equipment or equipment related property of the Company or any Restricted Subsidiary.

                  "Event of Default" has the meaning set forth in Section 6.01

                  "Exchange Act" means the Securities Exchange Act of 1934.

                  "Existing Bank Credit Facilities" means:

                  (a) the Bridge Credit Agreement, dated as of January 31, 2000, among the Company, Bank of America, N.A. as administrative agent, collateral agent and lender, The Bank of Nova Scotia, Citicorp U.S.A. Incorporated, Morgan Guaranty Trust Company of New York and Bank One, N.A., as amended as of July 31, 2000 and September 29, 2000,

                  (b) the Amended and Restated 1999 180 Day Credit Agreement, dated as of January 31, 2000, among the Company, Bank of America, N.A. as administrative agent, collateral agent and lender, The Bank of Nova Scotia, Citicorp U.S.A. Incorporated and Morgan Guaranty Trust Company of New York, as amended as of July 31, 2000, September 29, 2000 and October 13, 2000,

                  (c) the Amended and Restated 1997 364 Day Credit Agreement, dated as of January 31, 2000, among the Company, Bank of America, N.A. as administrative agent, collateral agent and lender, The Bank of Nova Scotia, Citicorp U.S.A. Incorporated, Morgan Guaranty Trust Company of New York, Commerzbank AG, Credit Lyonnais, Bank One, N.A., The Sumitomo Bank, Ltd., ABN AMRO Bank N.V., Banca Commerciale Italiana, Banque Nationale de Paris, Criplo-Cassa di Risparmio delle Provincie Lombarde S.p.A., Societe Generale, Mellon Bank National Association, KBC Bank N.V., UniCredito Italiano S.p.A., Deutsche Bank Aktiengesellschaft, Wachovia Bank N.A., Bankers Trust Company and First Hawaiian Bank, as amended as of July 31, 2000, September 29, 2000 and October 13, 2000.

                  (d) the 1997 Second Amended and Restated Credit Agreement, dated as of January 31, 2000, among the Company, Bank of America, N.A. as administrative agent, collateral agent and lender, The Bank of Nova Scotia, Citicorp U.S.A. Incorporated, Morgan Guaranty Trust Company of New York, Commerzbank AG, Credit Lyonnais, The Chase Manhattan Bank, Bank One, N.A., The Sumitomo Bank, Ltd., ABN AMRO Bank N.V., Banca Commerciale Italiana, Banque Nationale de Paris, Cariplo-Cassa di Risparmio delle Provincie Lombarde S.p.A., CIBC Inc., The Royal Bank of Canada, The Sanwa Bank, Limited, The Toronto-Dominion Bank, KBC Bank N.V., PNC Bank N.A., Societe Generale, BankBoston N.A., The Industrial Bank of Japan, Limited, Mellon Bank National Association, The Tokai Bank Limited, The Bank of Tokyo-Mitsubishi Limited, Union Bank of California, N.A. Banca Monte dei Paschi di Siena S.p.A., UniCredito
         Italiano S.p.A., Deutsche Bank Aktiengesellschaft, San Paolo IMI S.p.A., Cooperative Centrale Raiffeisent--Boerenleenbank B.A., UBS AG, Wachovia Bank N.A., Bankers Trust Company and First Hawaiian Bank, as amended as of July 31, 2000, September 29, 2000 and October 13, 2000.

                  "Existing Policies" means (1) the Company's estate tax repurchase policy under which the Company repurchases a portion of a deceased stockholder's shares to generate funds for payment of estate taxes and (2) the Company's valuation policy under which the Company obtains an annual valuation of the Company's Voting Trust Certificates, as both policies exist at the Issue Date or as they may exist from time to time, provided that if either of these policies is materially amended after the Issue Date in a manner less favorable to the Company than the policy as existing on the Issue Date, then that amended policy shall be deemed not to be an Existing Policy.

                  "Fair Market Value" means, with respect to any Property, the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. For purposes of
Section 4.05 and Section 4.07 and the definitions of "Qualified Receivables Transaction" and "Credit Facilities", Fair Market Value shall be determined, except as otherwise provided,

                  (a) if the Property has a Fair Market Value equal to or less than $25.0 million, by any Officer of the Company, or

                  (b) if the Property has a Fair Market Value in excess of $25.0 million, by a majority of the Board of Directors and evidenced by a Board Resolution, dated within 12 months of the relevant transaction, delivered to the Trustee.

                  "Foreign   Restricted  Subsidiary"   means    any   Restricted
Subsidiary which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

                  "GAAP" means United States generally accepted accounting principles as in effect from time to time, including those set forth:

                  (a) in  the  opinions  and  pronouncements  of the  Accounting
         Principles  Board  of  the  American   Institute  of  Certified  Public
         Accountants,

                  (b) in the statements and pronouncements of the Financial Accounting Standards Board,

                  (c) in other statements by another entity as approved by a significant segment of the accounting profession, and

                  (d) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to
         Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of that Person:

                  (a) to purchase or pay (or advance or supply funds for the purchase or payment of) the Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

                  (b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include:
--------  -------

                  (1) endorsements for collection or deposit in the ordinary course of business, or

                  (2) a contractual commitment by one Person to invest in another Person for so long as the Investment is reasonably expected to constitute a Permitted Investment under clause (a), (b) or (i) of the definition of "Permitted Investment".

The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

                  "Hedging Obligation" of any Person means any obligation of that Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

                  "Holder" or "Securityholder" means the Person in whose name the Security is registered on the Security register described in Section 2.04.

                  "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of that Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any Debt or obligation on the balance sheet of that Person (and "Incurrence" and "Incurred" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of that
--------   -------
Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of that Debt; provided further,
                                                               ----------------
however, that any Debt or other obligations of a Person existing at the time the
-------
Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by that Subsidiary at the time it becomes a Subsidiary; and provided further, however, that solely for purposes of
                          ----------------  -------
determining compliance with Section 4.04, amortization of debt discount or premium shall not be deemed to be the Incurrence of Debt, provided that in the case of Debt sold at a discount or at a premium, the amount of the Debt Incurred shall at all times be the aggregate principal amount at Stated Maturity.

                  "Indenture" means this Indenture as amended or supplemented from time to time.

                  "Independent Financial Advisor" means an investment banking firm of national standing or any third party appraiser of national standing, provided that the firm or appraiser is not an Affiliate of the Company.

                  "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate option agreement or other similar agreement or arrangement designed to protect against fluctuations in interest rates.

                  "Investment" by any Person means any direct or indirect loan (other than advances to customers and suppliers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of that Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of Section 4.05, Section 4.10 and the definition of "Restricted Payment", Investment shall include the portion (proportionate to the Company's equity interest in the Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that the Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a
                                             --------    -------
redesignation of that Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent Investment in an Unrestricted Subsidiary of an amount (if positive) equal to:

                  (a) the Company's Investment in that Subsidiary at the time of such redesignation, less

                  (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of that Subsidiary at the time of such redesignation. In determining the amount of any Investment made by transfer of any Property other than cash, the Property shall be valued at its Fair Market Value at the time of the Investment.

                  "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P.

                  "Issue Date" means the first date on which the Securities are initially issued.

                  "Issue Date Dollar Notes" means Dollar Notes issued on the first date on which the Dollar Notes are initially issued.

                  "Lien" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to that Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

                  "Moody's"  means  Moody's  Investors  Service,   Inc.  or  any
successor to the rating agency business thereof.

                  "Net Available Cash" from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of that Asset Sale or received in any other non-cash form), in each case net of:

                  (a) all legal, title and recording tax expenses, commissions and other fees (including, without limitation, brokers' or investment bankers' commissions or fees) and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of the Asset Sale,

                  (b) all payments made on any Debt that is secured by any Property subject to the Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to that Property, or which must by its terms, or in order to obtain a necessary consent to the Asset Sale, or by applicable law, be repaid out of the proceeds from the Asset Sale,

                  (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of the Asset Sale, and

                  (d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed in the Asset Sale and retained by the Company or any Restricted Subsidiary after the Asset Sale.

                  "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or the Assistant Treasurer of the Company.

                  "Officers' Certificate" means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, and delivered to the Trustee.

                  "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

                  "Permitted Holders" means the holders of Voting Stock as of the Issue Date, together with any Voting Trustee and any Person who is a "Permitted Transferee" of the holders, as that term is defined in the Stockholders Agreement dated as of April 15, 1996 between the Company and the stockholders of the Company party thereto as that

Stockholders Agreement was in effect on the Issue Date, except that transferees pursuant to Section 2.2(a)(x) of that Stockholders Agreement shall not be deemed to be Permitted Transferees for purposes of the Indenture.

                  "Permitted Investment" means any Investment by the Company or a Restricted Subsidiary in:

                  (a) any Restricted Subsidiary or any Person that will, upon the making of such Investment, become a Restricted Subsidiary, provided that the primary business of the Restricted Subsidiary is a Related Business;

                  (b) any Person if as a result of the Investment that Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary, provided that the Person's primary business is a Related Business;

                  (c) Temporary Cash Investments;

                  (d) receivables owing to the Company or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that those trade terms may include such
         --------    -------
         concessionary trade terms as the Company or the Restricted Subsidiary deems reasonable under the circumstances;

                  (e) payroll, travel and similar advances to cover matters that are expected at the time of those advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                  (f) loans and advances to employees made in the ordinary course of business consistent with past practices of the Company or the applicable Restricted Subsidiary, as the case may be, provided that those loans and advances do not exceed $5.0 million at any one time outstanding;

                  (g) stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary or in satisfaction of judgments;

                  (h) any Person to the extent the Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with Section 4.07;

                  (i) a Receivables Entity or any Investment by a Receivables Entity in any other Person in connection with a Qualified Receivables Transaction, including Investments of funds held in accounts permitted or required by the arrangements governing that Qualified Receivables Transaction or any related Indebtedness; provided that any Investment in a Receivables Entity is in the form of a Purchase Money Note, contribution of additional receivables or an equity interest;

                  (j) customers or suppliers of the Company or any of its subsidiaries in the form of extensions of credit or transfers of property, to the extent otherwise constituting an Investment, and in the ordinary course of business and any Investments received in the ordinary course of business in satisfaction or partial satisfaction thereof;

                  (k) any Person if the Investments are outstanding on the Issue Date and not otherwise described in clauses (a) through (j) above; and

                  (l) any Person made for Fair Market Value that do not exceed $100.0 million outstanding at any one time in the aggregate.

         "Permitted Liens" means:

                  (a) Liens (including, without limitation and to the extent constituting a Lien, negative pledges) to secure Debt permitted to be Incurred under clause (b) of the second paragraph of Section 4.04, regardless of whether the Company and the Restricted Subsidiaries are actually subject to the covenant contained in Section 4.04 at the time the Lien is Incurred;

                  (b) Liens (including, without limitation and to the extent constituting a Lien, negative pledges) to secure Debt permitted to be Incurred under clause (h) of the second paragraph of Section 4.04, regardless of whether the Company and the Restricted Subsidiaries are actually subject to the covenant contained in Section 4.04 at the time the Lien is Incurred, provided that any Lien of this kind may not extend to any Property of the Company or any Restricted Subsidiary, other than the Property acquired, constructed or leased with the proceeds of that Debt and any improvements or accessions to that Property;

                  (c) Liens for taxes,  assessments or  governmental  charges or levies on the Property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

                  (d) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens, on the Property of the Company or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

                  (e) Liens on the Property of the Company or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, including banker's liens and rights of set-off, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and the Restricted Subsidiaries taken as a whole;

                  (f) Liens on Property at the time the Company or any Restricted Subsidiary acquired the Property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that any Lien of this kind
                                  --------   -------
         may not extend to any other Property of the Company or any Restricted Subsidiary; provided further, however, that the Liens shall not have
                      ----------------   -------
         been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which the Property was acquired by the Company or any Restricted Subsidiary;

                  (g) Liens on the Property of a Person at the time that Person becomes a Restricted Subsidiary; provided, however, that any Lien of
                                            --------   -------
         this kind may not extend to any other Property of the Company or any other Restricted Subsidiary that is not a direct Subsidiary of that Person; provided further, however, that the Lien was not Incurred in
                  ----------------   -------
         anticipation of or in connection with the transaction or series of transactions pursuant to which the Person became a Restricted Subsidiary;

                  (h) pledges or deposits by the Company or any Restricted Subsidiary under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Restricted Subsidiary or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

                  (i) Liens  (including,  without  limitation  and to the extent constituting Liens, negative pledges), assignments and pledges of rights to receive premiums, interest or loss payments or otherwise arising in connection with worker's compensation loss portfolio transfer insurance transactions or any insurance or reinsurance agreements pertaining to losses covered by insurance, and Liens (including, without limitation and to the extent constituting Liens, negative pledges) in favor of insurers or reinsurers on pledges or deposits by the Company or any Restricted Subsidiary under workmen's compensation laws, unemployment insurance laws or similar legislation;

                  (j) utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

                  (k) Liens arising out of judgments or awards against the Company or a Restricted Subsidiary with respect to which the Company or the Restricted Subsidiary shall then be proceeding with an appeal or other proceeding for review;

                  (l) Liens in favor of surety bonds or letters of credit issued pursuant to the request of and for the account of the Company or a Restricted Subsidiary in the ordinary course of its business, provided that these letters of credit do not constitute Debt;

                  (m) leases or subleases of real property granted by the Company or a Restricted Subsidiary to any other Person in the ordinary course of business and not materially impairing the use of the real property in the operation of the business of the Company or the Restricted Subsidiary;

                  (n) Liens (including, without limitation and to the extent constituting Liens, negative pledges) on intellectual property arising from intellectual property licenses entered into in the ordinary course of business;

                  (o) Liens or negative pledges attaching to or related to joint ventures engaged in a Related Business, restricting Liens on interests in those joint ventures;

                  (p) Liens existing on the Issue Date not otherwise described in clauses (a) through (o) above;

                  (q) Liens not otherwise described in clauses (a) through (p) above on the Property of any Restricted Subsidiary to secure any Debt permitted to be Incurred by the Restricted Subsidiary pursuant to
         Section 4.04;

                  (r) Liens on the Property of the Company or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (b), (e), (f), (g), (k) or (l) above; provided, however, that any Lien of this kind shall be limited
                 --------   -------
         to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property) and the aggregate principal amount of Debt that is secured by the Lien shall not be increased to an amount greater than the sum of:

                           (1) the outstanding principal amount, or, if greater,
                  the committed amount, of the Debt secured by Liens described under clause (b), (e), (f), (g), (k) or (l) above, as the case may be, at the time the original Lien became a Permitted Lien under the indenture, and

                           (2) an amount necessary to pay any fees and expenses,
                  including premiums and defeasance costs, incurred by the Company or the Restricted Subsidiary in connection with the Refinancing;

                  (s) Liens not otherwise permitted by clauses (a) through (r) above that are Liens permitted by the Existing Bank Credit Facilities as they exist on the Issue Date; and

                  (t) Liens not otherwise permitted by clauses (a) through (s) above encumbering assets having an aggregate Fair Market Value not in excess of 5.0% of Consolidated Net Tangible Assets, as determined based on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter ending at least 45 days prior to the date the Lien shall be Incurred.

                  "Permitted Refinancing Debt" means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

                  (a) the new Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

                           (1) the  aggregate  principal  amount (or if Incurred
                  with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced, and

                           (2) an amount necessary to pay any fees and expenses,
                  including premiums and defeasance costs, related to the Refinancing,

                  (b) the Average Life of the new Debt is equal to or greater than the Average Life of the Debt being Refinanced,

                  (c) the Stated Maturity of the new Debt is no earlier than the Stated Maturity of the Debt being Refinanced, and

                  (d) the new Debt shall not be senior in right of payment to the Debt that is being Refinanced;

provided, however, that Permitted Refinancing Debt shall not include:
--------  -------

                  (x) Debt of a Subsidiary that Refinances Debt of the Company or

                  (y) Debt of the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

                  "Person" means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of that Person, over shares of any other class of Capital Stock issued by that Person.

                  "Preferred Stock Dividends" means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Wholly Owned Restricted Subsidiary. The amount of any dividend of this kind shall be equal to the quotient of the dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of the Preferred Stock.

                  "principal" of any Debt (including the Securities) means the principal amount of such Debt plus the premium, if any, on such Debt.

                  "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, as the case may be.

                  "Property" means, with respect to any Person, any interest of that Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to the indenture, the value of any Property shall be its Fair Market Value.

                  "Public Equity Offering" means an underwritten public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

                  "Public Market" means any time after:

                           (a) a Public Equity Offering has been consummated,and

                           (b) at least 15% of the total issued and  outstanding
                  common stock of the Company has been distributed by means of an effective registration statement under the Securities Act.

                  "Purchase Money Debt" means Debt:

                           (a) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of the Debt does not exceed the anticipated useful life of the Property being financed, and

                           (b) Incurred to finance the acquisition, construction
                  or lease by the Company or a Restricted Subsidiary of the Property, including additions and improvements thereto;

provided,  however,  that  the  Debt is  Incurred  within  180  days  after  the
--------   -------
acquisition, construction or lease of the Property by the Company or Restricted Subsidiary.

                  "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to:

                  (a) a Receivables Entity (in the case of a transfer by the Company or any of its Subsidiaries) and

                  (b) any other Person (in the case of a transfer by a Receivables Entity),

 or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing those accounts receivable, all contracts and all Guarantees or other obligations in respect of those accounts receivable, proceeds of those accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided that:

                  (1) if the transaction involves a transfer of accounts receivable with Fair Market Value equal to or greater than $25.0 million, the Board of Directors shall have determined in good faith that the Qualified Receivables Transaction is economically fair and reasonable to the Company and the Receivables Entity,

                  (2) all sales of accounts receivable and related assets to or by the Receivables Entity are made at Fair Market Value and

                  (3) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Board of Directors).

                  The grant of a security interest in any accounts receivable of the Company or any of its Restricted Subsidiaries to secure the Credit Facilities shall not be deemed a Qualified Receivables Transaction.

                  "Rating Agencies" mean Moody's and S&P.

                  "Real Estate Financing Transaction" means any arrangement with any Person pursuant to which the Company or any Restricted Subsidiary Incurs Debt secured by a Lien on real property of the Company or any Restricted Subsidiary and related personal property together with any Refinancings thereof.

                  "Receivables Entity" means a Wholly Owned
Subsidiary of the Company (or another Person formed for the purposes of engaging in a Qualified Receivables Transaction with the Company in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Company and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to that business, and (with respect to any Receivables Entity formed after the Issue Date) which is designated by the Board of Directors (as provided below) as a Receivables Entity and

                  (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which

                           (1) is Guaranteed by the Company or any Subsidiary of
                  the Company (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings),

                           (2) is  recourse  to  or obligates the Company or any
                  Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings or

                           (3) subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

                  (b) with which  neither the Company nor any  Subsidiary of the
         Company has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or the Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company and

                  (c) to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve the entity's financial condition or cause the entity to achieve certain levels of operating results other than pursuant to Standard Securitization Undertakings.

                  Any designation of this kind by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to the designation and an Officers' Certificate certifying that the designation complied with the foregoing conditions.

                  "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Debt, in exchange or replacement for, that Debt.

                  "Refinanced"   and   "Refinancing"   shall  have   correlative
meanings.

                  "Related   Business"  means  any  business  that  is  related,
ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

                  "Repay" means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire that Debt. "Repayment" and "Repaid" shall have correlative meanings. For purposes of Section 4.07 and
Section 4.04 and the definition of "Consolidated Fixed Charges Coverage Ratio", Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

                  "Restricted Payment" means:

                  (a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Company or any Restricted Subsidiary), except for any dividend or distribution that is made to the Company or the parent of the Restricted Subsidiary or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company;

                  (b) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary (other than from the Company or a Restricted Subsidiary) or any securities exchangeable for or convertible into Capital Stock of the Company or any Restricted Subsidiary, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Company that is not Disqualified Stock);

                  (c) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition);

                  (d) any Investment (other than Permitted Investments) in any Person; or

                  (e) the issuance, sale or other disposition of Capital Stock of any Restricted Subsidiary to a Person other than the Company or another Restricted Subsidiary if the result thereof is that the Restricted Subsidiary shall cease to be a Restricted Subsidiary, in which event the amount of the "Restricted Payment" shall be the Fair Market Value of the remaining interest, if any, in the former
         Restricted Subsidiary held by the Company and the other Restricted Subsidiaries.

                  "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

                  "S&P" means Standard & Poor's Ratings Service or any successor to the rating agency business thereof.

                  "Sale and Leaseback Transaction" means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers that Property to another Person and the Company or a Restricted Subsidiary leases it from that other Person together with any Refinancings thereof.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933.

                  "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

                  "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which are customary in an accounts receivable securitization transaction involving a comparable company.

                  "Stated Maturity" means, with respect to any security, the date specified in the security as the fixed date on which the payment of principal of the security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of the security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless that contingency has occurred).

                  "Subordinated Obligation" means any Debt of the Company (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Securities pursuant to a written agreement to that effect.

                  "Subsidiary" means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

                  (a) that Person,

                  (b) that Person and one or more Subsidiaries of that Person, or

                  (c) one or more Subsidiaries of that Person.

                  "Temporary Cash Investments" means any of the following:

                  (a) Investments in U.S. Government Obligations maturing within 365 days of the date of acquisition thereof;

                  (b) Investments in time deposit accounts, banker's acceptances, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500 million or issued by a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development having total assets in excess of $500 million (or its foreign currency equivalent at the time), and in any case whose long-term debt is rated "A-3" or "A-" or higher according to Moody's or S&P (or a similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act));

                  (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) entered into with:

                           (1) a  bank  meeting  the qualifications described in
                  clause (b) above, or

                           (2)  any   primary   government   securities   dealer
                  reporting to the Market Reports Division of the Federal Reserve Bank of New York;

                  (d) Investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any other country that is a member of the Organization for Economic Cooperation and Development, and in any case with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or"A-1" (or higher) according to S&P (or a similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act); and

                  (e) direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such state is pledged and which are not callable or redeemable at the issuer's option, provided that:

                           (1) the long-term debt of the state is rated "A-3" or
                  "A-" or higher according to Moody's or S&P (or a similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)), and

                           (2) the obligations  mature  within  180  days of the
                  date of acquisition thereof.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C.  ss.ss.
                                                                  ------
77aaa-77bbbb)  as in effect on the date of this  Indenture;  provided,  however,
                                                             --------   -------
that, in the event the TIA is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendments, the Trust Indenture Act of 1939 as so amended.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

                  "Trust Officer" means any officer within the Corporate Trust Administration department of the Trustee (or any successor group of the trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Uniform   Commercial   Code"  means  the  New  York   Uniform
Commercial Code as in effect from time to time.

                  "Unrestricted Subsidiary" means:

                  (a) any Subsidiary of the Company that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to Section 4.10 and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

                  (b) any Subsidiary of an Unrestricted Subsidiary.

                  "U.S. Dollar Equivalent" means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in THE WALL STREET JOURNAL in the "Exchange Rates" column under the heading "Currency
Trading" on the date two Business Days prior to such determination. In determining the aggregate principal amount (on a U.S. Dollar Equivalent basis) of Securities outstanding, such amount will be treated as the U.S. Dollar Equivalent determined as of the date of issuance of such Securities.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

                  "Voting Stock" of any Person means all classes of Capital Stock or other interests (including partnership interests, and in the case of the Company, Voting Trust Certificates) of that Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

                  "Voting Trust Arrangement" means the Voting Trust Arrangement entered into as of April 15, 1996 by and among Robert D. Haas; Peter E. Haas, Sr.; Peter E. Haas, Jr.; and F. Warren Hellman as the Voting Trustees and the stockholders of the Company who are parties thereto.

                  "Voting Trust Certificates" means those certificates issued pursuant to the Voting Trust Arrangement.

                  "Voting Trustees" means the persons entitled to act as voting trustees under the Voting Trust Arrangement.

                  "Wholly Owned Restricted Subsidiary" means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors' qualifying shares) is at that time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

                  SECTION 1.02. Other Definitions.
                                ------------------


                                                                Defined in
                        Term                                     Section
                        ----                                     -------
"Affiliate Transaction"                                            4.09
"Bankruptcy Law"                                                   6.01
"Change of Control Offer"                                          4.12
"Change of Control Payment Date"                                   4.12
"Change of Control Purchase Price"                                 4.12
"covenant defeasance option"                                       8.01
"Custodian"                                                        6.01
"Event of Default"                                                 6.01
"Exchange Security"                                             Appendix A
"Global Security"                                               Appendix A
"legal defeasance option"                                          8.01
"Legal Holiday"                                                    10.08
"Offer Amount"                                                     4.07
"Offer Period"                                                     4.07
"Original Securities"                                              2.01
"Paying Agent"                                                     2.04
"Prepayment Offer"                                                 4.07
"Registered Exchange Offer"                                     Appendix A
"Registrar"                                                        2.04
"Shelf Registration statement"                                  Appendix A
"Surviving Person"                                                 5.01

                  SECTION 1.03.  Incorporation  by  Reference of Trust Indenture
                                 -----------------------------------------------
Act. This Indenture is subject to the mandatory provisions of the TIA, which are
---
incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Securities.

                  "indenture security holder" means a Securityholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  SECTION 1.04.  Rules  of  Construction.   Unless  the  context
                                 ------------------------
 otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) "including" means including without limitation;

                  (5) words in the singular include the plural and words in the plural include the singular;

                  (6) unsecured Debt shall not be deemed to be subordinate or junior to secured Debt merely by virtue of its nature as unsecured Debt;

                  (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

                  (8) the principal amount of any Preferred Stock shall be the greater of (i) the maximum liquidation value of such Preferred Stock or
         (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock.


                                   ARTICLE II

                                 The Securities
                                 --------------

                  SECTION 2.01.  Amount of Securities;  Issuable in Series.  The
                                 ------------------------------------------
aggregate principal amount of Securities (on a U.S. Dollar Equivalent basis) which may be authenticated and delivered under this Indenture is (x) $850.0 million less (y) the aggregate principal amount of any Dollar Notes issued by the Company. All Securities shall be identical in all respects other than issue prices and issuance dates. The Securities may be issued in one or more series; provided, however, that any Securities issued with
                              --------  -------
original issue discount ("OID") for Federal income tax purposes shall not be issued as part of the same series as any Securities that are issued with a different amount of OID or are not issued with OID. All Securities of any one series shall be substantially identical except as to denomination.

                  Subject to Section 2.03, the Trustee shall authenticate Securities for original issue on the Issue Date in the aggregate principal amount of 125,000,000 euro dollars (the "Original Securities"). With respect to any securities issued after the Issue Date (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, Original Securities pursuant to Section 2.07, 2.08, 2.09 or 3.06 or Appendix
A), there shall be established in or pursuant to a resolution of the Board of Directors, and subject to Section 2.03, set forth, or determined in the manner provided in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of such Securities:

                  (1) whether such Securities shall be issued as part of a new or existing series of Securities and the title of such Securities (which shall distinguish the Securities of the series from Securities of any other series);

                  (2) the aggregate principal amount of such Securities that may be authenticated and delivered under this Indenture, which shall be in an aggregate principal amount (on a U.S. Dollar Equivalent basis) not to exceed (x) $350.0 million less (y) the aggregate principal amount of any Dollar Notes issued by the Company that are not Issue Date Dollar Notes (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the same series pursuant to Section 2.07, 2.08, 2.09 or
         3.06 or Appendix A and except for Securities which, pursuant to Section 2.03, are deemed never to have been authenticated and delivered hereunder);

                  (3) the issue price and issuance date of such Securities, including the date from which interest on such Securities shall accrue;

                  (4) if applicable, that such Securities shall be issuable in whole or in part in the form of one or more

         Global Securities and, in such case, the respective depositories for such Global Securities, the form of any legend or legends that shall be borne by any such Global Security in addition to or in lieu of that set forth in Exhibit 1 to Appendix A and any circumstances in addition to or in lieu of those set forth in Section 2.3 of Appendix A in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the depository for such Global Security or a nominee thereof; and

                  (5) if applicable, that such Securities shall not be issued in the form of Initial Securities subject to Appendix A, but shall be issued in the form of Exchange Securities as set forth in Exhibit A.

                  If any of the terms of any series are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate or the trust indenture supplemental hereto setting forth the terms of the series.

                  SECTION  2.02.  Form and  Dating.  Provisions  relating to the
                                  -----------------
Initial Securities of each series and the Exchange Securities are set forth in Appendix A, which is hereby incorporated in and expressly made part of this Indenture. The Initial Securities of each series and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to Appendix A which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities of each series may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage, provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Company. Each Security shall be dated the date of its authentication. The terms of the Securities of each series set forth in Exhibit 1 to Appendix A and Exhibit A are part of the terms of this Indenture.

                  SECTION 2.03.  Execution  and  Authentication.   Two  Officers
                                 -------------------------------
shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a written order of the Company in the form of an Officers' Certificate for the authentication and delivery of such Securities, and the Trustee in accordance with such written order of the Company shall authenticate and deliver such Securities.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee hereby appoints, Citibank, N.A., London Office of 5 Carmelite Street, London, EC4Y OPA as authenticating agent to authenticate the Securities (the "Authentication Agent"). The Authentication Agent may authenticate the Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authentication Agent. The Authentication Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                  SECTION 2.04.  Registrar  and Paying Agent.  The Company shall
                                 ----------------------------
 maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The obligations of the Paying Agent and the Registrar shall be several and not joint.

                  The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The

Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to
Section 7.07. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

                  The Company initially appoints the London Office of Citibank, N.A. as Registrar and Paying Agent in connection with the Securities.

                  SECTION  2.05.  Paying Agent To Hold Money in Trust.  Prior to
                                  ------------------------------------
each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent immediately available and freely transferable funds in euro to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. The Company shall, prior to 12 noon (London Time) on the second Business Day immediately preceding the payment date under this Section 2.05 send to the Paying Agent a confirmation that payment will be made and the details of the bank through which the issuer is to make the payment due pursuant to this Section 2.05. Unless the Paying Agent has received payment from the Company, it shall not be obliged, but may, make payment pursuant to this Section 2.05. If the Paying Agent makes such payment on behalf of the Company under this Section 2.05, the Company shall be liable on demand by the Paying Agent to the Paying Agent the amount so paid. If the Company or a Wholly Owned Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                  SECTION 2.06. Securityholder Lists. The Trustee shall preserve
                                ---------------------
in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

                  SECTION 2.07. Replacement Securities.  If a mutilated Security
                                -----------------------
is surrendered to the Registrar or if the Holder of a Security claims that such Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

                  Every replacement Security is an additional obligation of the Company.

                  SECTION 2.08. Outstanding  Securities.  Securities outstanding
                                ------------------------
at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

                  If a Security is replaced pursuant to
Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

                  SECTION   2.09.   Temporary   Securities.   Until   definitive
                                    -----------------------
Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

                  SECTION  2.10.  Cancellation.  The  Company  at any  time  may
                                  -------------
deliver Securities to the Registrar for cancellation. The agents shall forward to the Registrar any Securities surrendered to them for registration of transfer, exchange or payment. Unless the Trustee and the Company direct otherwise, the Registrar and no one else shall cancel and dispose of all Securities surrendered for registration of transfer, exchange, payment or cancellation in its customary manner. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

                  SECTION 2.11. Defaulted Interest. If the Company defaults in a
                                -------------------
payment of interest on the Securities, the Company shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                  SECTION  2.12.  CUSIP  Numbers.  The  Company in  issuing  the
                                  ---------------
Securities may use "CUSIP", "ISIN" or "Common Code" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP", "ISIN" and "Common Code" numbers in notices of redemption as a convenience to Holders; provided, -------- however, that neither the Company nor the Trustee shall have any responsibility
--------
for any defect in the "CUSIP", "ISIN" or "Common Code" number that appears on any Security, check, advice of payment or redemption notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in such numbers.

                                   ARTICLE III

                                   Redemption
                                   ----------

                  SECTION  3.01.  Notices to Trustee.  If the Company  elects to
                                  -------------------
 redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee (with a copy to the Registrar) in writing of the redemption date, the principal amount of Securities to be redeemed and that such redemption is being made pursuant to paragraph 5 of the Securities.

                  The Company shall give each notice to the Trustee provided for in this Section at least 45 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

                  SECTION 3.02. Selection of Securities To Be Redeemed. If fewer
                                ---------------------------------------
than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than 1,000 euro dollars. Securities and portions of them the Trustee selects shall be in amounts of 1,000 euro dollars or a whole multiple of 1,000 euro dollars. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

                  SECTION 3.03.  Notice of Redemption.  At least 30 days but not
                                 ---------------------
more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed and to the Paying Agent and Registrar.

                  The notice shall identify the Securities to be redeemed and shall state:

                  (1) the redemption date;

                  (2) the redemption price;

                  (3) the name and address of the Paying Agent;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

                  (6)  that,   unless  the  Company   defaults  in  making  such
         redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and

                  (7) that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or Common Code number, if any, listed in such notice or printed on the Securities.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section at least 45 days before the redemption date.

                  SECTION 3.04.  Effect of Notice of Redemption.  Once notice of
                                 -------------------------------
redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date that is on or prior to the date of redemption). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  SECTION  3.05.  Deposit  of  Redemption  Price.  Prior  to the
                                  -------------------------------
redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date that is on or prior to the date of redemption) on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Company to the Registrar for cancellation.

                  SECTION 3.06. Securities Redeemed in Part. Upon surrender of a
                                ----------------------------
Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.


                                   ARTICLE IV

                                    Covenants
                                    ---------

                  SECTION 4.01.  Covenant Suspension.  During any period of time
                                 --------------------
that:

                  (a) the Securities have Investment Grade Ratings from both Rating Agencies and

                  (b) no Default or Event of Default has occurred and is continuing under the Indenture, the Company and the Restricted Subsidiaries will not be subject to the following Sections of the
         Indenture: Section 4.04, Section 4.05, Section 4.07, Section 4.08, clause (x) of the third paragraph (and as referred to in the first paragraph) of Section 4.10, and clause (e) of the first paragraph of
         Article 5.

(collectively, the "Suspended Covenants"). In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, one or both of the Rating Agencies withdraws its rating or downgrades the rating assigned to the Securities below the required Investment Grade Rating or a Default or Event of Default occurs and is continuing, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants for all periods after that withdrawal, downgrade, Default or Event of Default and, furthermore, compliance with the provisions of Section 4.05 with respect to Restricted Payments made after the time of the withdrawal, downgrade, Default or Event of Default will be calculated in accordance with the terms of that covenant as though that covenant had been in effect during the entire period of time from the Issue Date, provided that there will not be deemed to have occurred a Default or Event of Default with respect to that covenant during the time that the Company and the Restricted Subsidiaries were not subject to the Suspended Covenants (or after that time based solely on events that occurred during that time).

                  SECTION  4.02.  Payment  of  Securities.   The  Company  shall
                                  ------------------------
 promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

                  The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the rate borne by the Securities to the extent lawful.

                  SECTION 4.03.  SEC Reports.  Notwithstanding  that the Company
                                 ------------
may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Commission and provide the Trustee and Holders of Securities with annual reports and information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to those Sections, and the information, documents and reports to be so filed and provided at the times specified for the filing of the information, documents and reports under those Sections; provided,
                                                                       --------
however,  that the Company  shall not be so obligated  to file the  information,
-------
documents and reports with the Commission if the Commission does not permit those filings. The Company shall also comply with the other provisions of TIA ss. 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).

                  SECTION 4.04.  Limitation on Debt.  The Company shall not, and
                                 -------------------
 shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt unless, after giving effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of the Incurrence or be continuing following the Incurrence and either:

                  (1) the Debt is Debt of the Company and after giving effect to the Incurrence of the Debt and the application of the proceeds thereof, the Consolidated Fixed Charges Coverage Ratio would be greater than 2.00 to 1.00 if the Debt is Incurred from the Issue Date through January 15, 2004, and 2.50 to 1.00 if the Debt is Incurred thereafter, or

                  (2) the Debt is Permitted Debt.

                  The term "Permitted Debt" is defined to include the following:

                  (a) Debt of the Company evidenced by the Original Securities;

                  (b) Debt of the Company or a Restricted Subsidiary under any Credit Facilities, Incurred by the Company or a Restricted Subsidiary pursuant to a Real Estate Financing Transaction, a Sale and Leaseback Transaction or an Equipment Financing Transaction, or Incurred by a Receivables Entity in a Qualified Receivables Transaction that is not recourse to the Company or any other Restricted Subsidiary of the Company (except for Standard Securitization Undertakings), provided that the aggregate principal amount of all Debt of this kind at any one time outstanding shall not exceed the greater of:

                           (1) $1.6 billion,  which amount shall be  permanently
                  reduced by the amount of Net Available Cash used to Repay Debt under the Credit Facilities pursuant to Section 4.07 and

                           (2) the sum of the amounts equal to:

                                    (A) 50% of the book value of  the  inventory
                           of the Company and the Restricted Subsidiaries and

                                    (B) 85% of the book  value  of the  accounts
                           receivable of the Company and the Restricted Subsidiaries, in the case of each of clauses (A) and
                           (B) as of the most recently ended quarter of the Company for which financial statements of the Company have been provided to the Holders of Securities;

                  (c) Debt of the Company owing to and held by any Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided, however, that (1) any
                                                --------   -------
         subsequent issue or transfer of Capital Stock or other event that results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of that Debt (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of that Debt by the issuer thereof, and (2) if the Company is the obligor on that Indebtedness, the Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities;

                  (d) Debt of a Restricted Subsidiary outstanding on the date on which that Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which that Restricted Subsidiary became a Subsidiary of the Company or was otherwise acquired by the Company), provided that at the time that Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary and after giving effect to the Incurrence of that Debt, the Company would have been able to Incur $1.00 of additional Debt pursuant to clause (1) of the first paragraph of this covenant;

                  (e) Debt under Interest Rate Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting interest rate risk in the ordinary course of the financial management of the Company or that Restricted Subsidiary and not for speculative purposes, provided that the obligations under those agreements are related to payment obligations on Debt otherwise permitted by the terms of this covenant;

                  (f) Debt under Currency Exchange Protection Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting currency exchange rate risks directly related to transactions entered into by the Company or that Restricted Subsidiary in the ordinary course of business and not for speculative purposes;

                  (g) Debt under Commodity Price Protection  Agreements  entered into by the Company or a Restricted Subsidiary in the ordinary course of the financial management of the Company or that Restricted Subsidiary and not for speculative purposes;

                  (h) Debt Incurred in respect of Capital Lease Obligations and Purchase Money Debt, provided that the aggregate principal amount of all Debt of this kind does not exceed the Fair Market Value, on the date of Incurrence thereof, of the Property acquired, constructed or leased, and provided further, that the aggregate principal amount outstanding of all Debt of this kind at any one time, together with all Permitted Refinancing Debt Incurred and outstanding in respect of these Capital Lease Obligations and Purchase Money Debt, does not exceed $50.0 million;

                  (i) Debt outstanding on the Issue Date not otherwise described in clauses (a) through (h) above;

                  (j) Debt of the Company or a Restricted Subsidiary in an aggregate principal amount outstanding at any one time not to exceed $100.0 million; and

                  (k) Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause (1) of the first paragraph of this covenant and clauses (a), (d), (h) and (i) above.

                  SECTION 4.05.  Limitation on Restricted Payments.  The Company
                                 ----------------------------------
shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, the proposed Restricted Payment,

                  (a) a Default or Event of Default shall have occurred and be continuing,

                  (b) the Company could not Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of Section 4.04 or

                  (c) the aggregate amount of that Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of:

                           (1) 50% of the aggregate amount of
                  Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter ending at least 45 days prior to the date of the Restricted Payment (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus

                           (2) Capital Stock Sale Proceeds, plus

                           (3) the sum of:

                                (A) the  aggregate  net cash  proceeds  received
                           by the Company or any Restricted Subsidiary from the issuance or sale after the Issue Date of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company, and

                                (B) the aggregate amount by which Debt of the
                           Company or any Restricted Subsidiary is reduced on the Company's consolidated balance sheet on or after the Issue Date upon the conversion or exchange of any Debt issued or sold on or prior to the Issue Date that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company, excluding, in the case of clause (A) or (B):

                                        (x) any Debt issued or sold to the
                                    Company or a Subsidiary of the Company or an
                                    employee  stock   ownership  plan  or  trust
                                    established by the Company or any Subsidiary for the benefit of their employees, and

                                        (y)  the  aggregate amount  of any  cash
                                    or other Property distributed by the Company or any Restricted Subsidiary upon any such conversion or exchange, plus

                           (4) an amount equal to the sum of:

                                (A) the  net  reduction  in  Investments  in any
                           Person other than the Company or a Restricted Subsidiary resulting from dividends, repayments of loans or advances or other transfers of Property, in each case to the Company or any Restricted Subsidiary from that Person, less the cost of the disposition of those Investments, and

                                (B) the lesser of the net book value or the Fair
                           Market Value of the Company's equity interest in an Unrestricted Subsidiary at the time the Unrestricted Subsidiary is
                           designated   a   Restricted   Subsidiary;   provided,
                                                                       --------
                           however,  that the foregoing sum shall not exceed, in
                           -------
                           the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in that Person.

Notwithstanding the foregoing limitation, the Company may:

                  (a) pay dividends on its Capital Stock within 60 days of the declaration thereof if, on said declaration date, the dividends could have been paid in compliance with the Indenture; provided, however,
                                                             --------   -------
         that at the time of the payment of the dividend, no other Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, however, that the dividend shall be
                      -----------------   -------
         included in the calculation of the amount of Restricted Payments;

                  (b) purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock of the Company or Subordinated
         Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any Subsidiary for the benefit of their employees); provided, however, that
                           --------  -------

                           (1)  the  purchase,  repurchase,   redemption,  legal
                  defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments and

                           (2) the Capital Stock Sale Proceeds from the exchange
                  or sale shall be excluded from the calculation pursuant to clause (c)(2) above;

                  (c) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided, however, that the purchase, repurchase,
                            --------   -------
         redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;

                  (d) pay scheduled dividends (not constituting a return on capital) on Disqualified Stock of the Company issued pursuant to and in compliance with Section 4.04;

                  (e) permit a Restricted Subsidiary that is not a Wholly Owned Subsidiary to pay dividends to shareholders of that Restricted Subsidiary that are not the parent of that Restricted Subsidiary, so long as the Company or a Restricted Subsidiary that is the parent of that Restricted Subsidiary receives dividends on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary that is the parent of that Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis; and

                  (f) until January 31, 2002 or the earlier termination of all of the Existing Bank Credit Facilities, permit the making of a Restricted Payment (as defined in the Existing Bank Credit Facilities, without giving effect to any waiver or amendment thereto after the Issue Date) or the transfer of assets from any Subsidiary to its parent (in each case, to the extent such a payment or transfer is not permitted to be restricted or limited under Section 7.18 of each of the Existing Bank Credit Facilities, without giving effect to any waiver or amendment thereto after the Issue Date).

                  SECTION 4.06.  Limitation on Liens. The Company shall not, and
                                 --------------------
shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its Property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, unless it has made or will make effective provision whereby the Securities will be secured by that Lien equally and ratably with (or prior to) all other Debt of the Company or any Restricted Subsidiary secured by that Lien.

                  SECTION 4.07.  Limitation on Asset Sales.   (a)   The  Company
                                 --------------------------
shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

                  (i)  the  Company  or  the  Restricted   Subsidiary   receives
         consideration at the time of the Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;

                  (ii) at least 75% of the consideration paid to the  Company or the Restricted Subsidiary in connection with such Asset Sale is in the form of cash or cash equivalents or the assumption by the purchaser of liabilities of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Securities) as a result of which the Company and the Restricted Subsidiaries are no longer obligated with respect to such liabilities, provided, however,
                                                             --------   -------
         that in the case of a transaction involving a sale of any distribution center by the Company or a Restricted Subsidiary and the establishment of an outsourcing arrangement in which the purchaser assumes distribution responsibilities on behalf of the Company or the Restricted Subsidiary, any credits or other consideration the purchaser grants to the Company or the Restricted Subsidiary as part of the purchase price of the distribution center, which credits or other consideration effectively offset future payments due from the Company or the Restricted Subsidiary to the purchaser as part of the outsourcing arrangement, will be considered to be cash equivalents for purposes of this clause (ii); and

                  (iii) the Company delivers an Officers' Certificate to the Trustee certifying that such Asset Sale complies with the foregoing clauses (i) and (ii).

                  (b) The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Debt):

                  (i) to Repay Debt under the Credit Facilities, or to Repay Debt of the Company or any Restricted Subsidiary secured by a Lien pursuant to Section 4.06 on the assets subject to that Asset Sale (excluding, in any such case, any Debt owed to the Company or an Affiliate of the Company); or

                  (ii) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary), provided, however, that the Net Available Cash (or any
                       --------   -------
         portion thereof) from Asset Sales from the Company to any Subsidiary must be reinvested in Additional Assets of the Company.

                  (c) Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 360 days from the date of the receipt of such Net Available Cash shall constitute "Excess Proceeds".

                  When the aggregate amount of Excess Proceeds not previously subject to a Prepayment Offer (as defined below) exceeds $10.0 million (taking into account income earned on those Excess Proceeds, if any), the Company will be required to make an offer to purchase the Securities (the "Prepayment Offer") which offer shall be in the amount of the Allocable Excess Proceeds, on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all Holders of Securities have been given the opportunity to tender their Securities for purchase in accordance with this Indenture, the Company or such Restricted Subsidiary may use the remaining amount for any purpose permitted by this Indenture and the amount of Excess Proceeds will be reset to zero.

                  The term "Allocable Excess Proceeds" will mean the product of:

                  (a) the Excess Proceeds and

                  (b) a fraction,

                           (1) the numerator of which is the aggregate principal
                  amount of the Securities outstanding on the date of the Prepayment Offer, and

                           (2) the denominator of which is the sum of the aggregate principal amount of the Securities outstanding on the date of the Prepayment Offer and the aggregate principal amount of other Debt of the Company outstanding on the date of the Prepayment Offer that is pari passu in right of payment
                                                  ---- -----
                  with the Securities and subject to terms and conditions in respect of Asset Sales similar in all material respects to the covenant described hereunder and requiring the Company to make an offer to purchase such Debt at substantially the same time as the Prepayment Offer.

                  (d)(1) Within five Business Days after the Company is obligated to make a Prepayment Offer as described in the preceding paragraph, the Company shall send a written notice, by first-class mail, to the Holders of

         Securities, accompanied by information regarding the Company and its Subsidiaries as the Company in good faith believes will enable the Holders to make an informed decision with respect to that Prepayment Offer. The notice shall state, among other things, the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date the notice is mailed.

                  (2) Not later than the date upon which written notice of a Prepayment Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Prepayment Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Sales pursuant to which such Prepayment Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.07(b). On or before the Purchase Date, the Company shall also irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) in Temporary Cash Investments (other than in those enumerated in clause
         (b) of the definition of Temporary Cash Investments), maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Prepayment Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof that have been properly tendered to and are to be accepted by the Company. The Trustee or the Paying Agent shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount, the Trustee or the Paying Agent shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section.

                  (3) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company or its agent at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security that was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on pro rata basis for all Securities, (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of 1,000 euro dollars, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

                  (4) At the time the Company delivers Securities to the Trustee that are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee or the Paying Agent mails or delivers payment therefor to the surrendering Holder.

                  (5) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with provisions of the covenant described hereunder, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

                  SECTION 4.08. Limitation on Restrictions on Distributions from
                                ------------------------------------------------
Restricted  Subsidiaries.  The  Company  shall  not,  and shall not  permit  any
-------------------------
Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

                  (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital

         Stock, or pay any Debt or other obligation owed, to the Company or any other Restricted Subsidiary,

                  (b) make any loans or advances to the Company or any other Restricted Subsidiary or

                  (c) transfer any of its Property to the Company or any other Restricted Subsidiary. The foregoing limitations will not apply:

                           (1) with  respect to  clauses  (a),  (b) and (c),  to
                  restrictions:

                           (A) in effect on the Issue Date,

                           (B) relating to Debt of a Restricted  Subsidiary  and
                  existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which that Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company,

                           (C) that result from the Refinancing of Debt Incurred
                  pursuant to an agreement referred to in clause (1)(A) or (B) above or in clause (2)(A) or (B) below, provided that restriction is no less favorable to the Holders of Securities than those under the agreement evidencing the Debt so Refinanced, or

                           (D) resulting from the Incurrence of any Permitted Debt described in clause (b) of the second paragraph of
                  Section 4.04, provided that the restriction is no less favorable to the Holders of Securities than the restrictions of the same type contained in the Indenture, and

                  (2) with respect to clause (c) only, to restrictions:

                           (A) relating to Debt that is permitted to be Incurred
                  and  secured  without  also  securing  the notes  pursuant  to
                  Section 4.04 and Section 4.06 that limit the right of the debtor to dispose of the Property securing that Debt,

                           (B) encumbering Property at the time the Property was
                  acquired by the Company or any Restricted Subsidiary, so long as the restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of the acquisition,

                           (C) resulting from customary  provisions  restricting
                  subletting or assignment of leases or customary provisions in other agreements (including, without limitation, intellectual property licenses entered into in the ordinary course of business) that restrict assignment of the agreements or rights thereunder, or

                           (D) which are  customary  restrictions  contained  in
                  asset sale agreements limiting the transfer of Property pending the closing of the sale.

                  SECTION 4.09. Limitation on Transactions with Affiliates.  The
                                -------------------------------------------
Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction"), unless:

                  (a) the terms of such Affiliate Transaction are:

                           (1) set forth in writing, and

                           (2) no less favorable to the Company or that Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company, and

                  (b) if the Affiliate Transaction involves aggregate payments or value in excess of $10.0 million, the Board of Directors (including a majority of the disinterested members of the Board of Directors) approves the Affiliate Transaction and, in its good faith judgment, believes that the Affiliate Transaction complies with clauses (a)(1) and (2) of this paragraph as evidenced by a Board Resolution promptly delivered to the trustee.

                  Notwithstanding the foregoing limitation, the Company or any Restricted Subsidiary may enter into or suffer to exist the following:

                  (a) any transaction or series of transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries in the ordinary course of business, provided that no more than 5% of the total voting power of the Voting Stock (on a fully diluted basis) of any such Restricted Subsidiary is owned by an Affiliate of the Company (other than a Restricted Subsidiary);

                  (b) any  Restricted  Payment  permitted to be made pursuant to
         Section 4.05 or any Permitted Investment;

                  (c) the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of the Company or any of the Restricted Subsidiaries, so long as, in the case of officers and directors, the Board of Directors in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for the compensation to be fair consideration therefor;

                  (d) loans and advances to employees made in the ordinary course of business and consistent with the past practices of the Company or that Restricted Subsidiary, as the case may be, provided that those loans and advances do not exceed $5.0 million in the aggregate at any one time outstanding;

                  (e) any transaction effected as part of a Qualified Receivables Transaction or any transaction involving the transfer of accounts receivable of the type specified in the definition of "Credit Facility" and permitted under clause (b) of the second paragraph of
         Section 4.04; and

                  (f) the Existing Policies or any transaction contemplated thereby.

                  SECTION  4.10.  Designation  of  Restricted  and  Unrestricted
                                  ----------------------------------------------
Subsidiaries. The Board of Directors may designate any Subsidiary of the Company
-------------
to be an Unrestricted Subsidiary if:

                  (a) the Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any

         Lien  on  any  Property  of,  the  Company  or  any  other   Restricted
         Subsidiary, and

                  (b) any of the following:

                           (1) the  Subsidiary  to  be so  designated  has total
                  assets of $1,000 or less,

                           (2) if the Subsidiary has consolidated assets greater
                  than $1,000,  then the  designation  would be permitted  under
                  Section 4.05, or

                           (3) the designation is effective immediately upon the
                  entity becoming a Subsidiary of the Company.

Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary; provided, however, that the Subsidiary shall not be designated a Restricted
--------   -------
Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (x) and (y) of the second immediately following paragraph will not be satisfied after giving pro forma effect to the classification or if the Person is a Subsidiary of an Unrestricted Subsidiary.

                  Except as provided in the first sentence of the preceding paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. In addition, neither the Company nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary in existence and classified as an Unrestricted Subsidiary at the time the Company or the Restricted Subsidiary is liable for that Debt (including any right to take enforcement action against that Unrestricted Subsidiary).

                  The  Board  of  Directors  may   designate  any   Unrestricted
Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to the designation,

                  (x) the Company could Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of Section 4.04, and

                  (y) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

                  Any designation or redesignation of this kind by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to the designation or redesignation and an Officers' Certificate that:

                  (a) certifies that the designation or redesignation complies with the foregoing provisions, and

                  (b) gives the effective date of the designation or redesignation, and the filing with the Trustee to occur within 45 days after the end of the fiscal quarter of the Company in which the designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company's fiscal year, within 90 days after the end of that fiscal year).

                  SECTION 4.11.  Limitation on Sale and Leaseback  Transactions.
                                 -----------------------------------------------
The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Property unless:

                  (a) the Company or that Restricted Subsidiary would be entitled to:

                           (1) Incur Debt in an amount equal to the Attributable
                  Debt with respect to that Sale and Leaseback Transaction pursuant to Section 4.04, and

                           (2)  create  a Lien  on the  Property  securing  that
                  Attributable   Debt  without  also  securing  the   Securities
                  pursuant to Section 4.06, and

                  (b)  the  Sale  and  Leaseback   Transaction  is  effected  in
         compliance with Section 4.07.

                  SECTION 4.12. Change of Control.  (a) Upon the occurrence of a
                                ------------------
Change of Control, each Holder of Securities shall have the right to require the Company to repurchase all or any part of such Holder's Securities pursuant to the offer described below (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") equal to 101.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

                  (b) Within 30 days following any Change of Control, the Company shall (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send, by first-class mail, with a copy to the Trustee, to each Holder of Securities, at such Holder's address appearing in the Security Register, a notice stating: (A) that a Change of Control Offer is being made pursuant to this Section 4.12 and that all Securities timely tendered will be accepted for payment; (B) the Change of Control Purchase Price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (C) the circumstances and relevant facts regarding the Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control); and (D) the procedures that Holders of Securities must follow in order to tender their Securities (or portions thereof) for payment and the procedures that Holders of Securities must follow in order to withdraw an election to tender Securities (or portions thereof) for payment.

                  (c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company or its agent at the address specified in the notice at least three Business Days prior to the Change of Control Payment Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security that was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Security purchased.

                  (d) On or prior to the Change of Control Payment Date, the Company shall irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company or any of its Wholly Owned Subsidiaries is acting as the Paying Agent, segregate and hold in trust) in cash an amount equal to the Change of Control Purchase Price payable to the Holders entitled thereto, to be held for payment in accordance with the provisions of this Section. On the Change of Control Payment Date, the Company shall deliver to the Trustee the Securities or portions thereof that have been properly tendered to and are to be accepted by the Company for payment. The Trustee or the Paying Agent shall, on the Change of Control Payment Date, mail or deliver payment to each tendering Holder of the Change of Control Purchase Price. In the event that the aggregate Change of Control Purchase Price is less than the amount delivered by the Company to the Trustee or the Paying Agent, the Trustee or the Paying Agent, as the case may be, shall deliver the excess to the Company immediately after the Change of Control Payment Date.

                  (e) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section by virtue thereof.

                  SECTION 4.13.  Further  Instruments  and Acts. Upon request of
                                 -------------------------------
the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.


                                    ARTICLE V

                                Successor Company
                                -----------------

                  SECTION 5.01.  (a) When Company May Merge or Transfer  Assets.
                                     -------------------------------------------
The Company shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

                  (a) the Company shall be the surviving Person (the "Surviving Person") or the Surviving Person (if other than the Company) formed by that merger, consolidation or amalgamation or to which that sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

                  (b) the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by that Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed by the Company;

                  (c) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Company, that Property shall have been transferred as an entirety or virtually as an entirety to one Person;

                  (d) immediately before and after giving effect to that transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (d) and clause (e) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of that transaction or series of transactions as having been Incurred by the Surviving Person or the Restricted Subsidiary at the time of that transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

                  (e) immediately after giving effect to that transaction or series of transactions on a pro forma basis, the Company or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under clause (1) of the first paragraph of
         Section  4.04,  provided,  however,  that this  clause (e) shall not be
                         --------   -------
         applicable to the Company merging, consolidating or amalgamating with or into an Affiliate incorporated solely for the purpose of reincorporating the Company in another State of the United States so long as the amount of Debt of the Company and the Restricted Subsidiaries is not increased thereby;

                  (f) the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that the transaction and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to the transaction have been satisfied; and

                  (g) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of the transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that transaction had not occurred.

                  The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Indenture, but the predecessor Company in the case of:

                  (a) a sale, transfer, assignment, conveyance or other disposition (unless that sale, transfer, assignment, conveyance or other disposition is of all the assets of the Company as an entirety or virtually as an entirety), or

                  (b) a lease, shall not be released from any obligation to pay the principal of, premium, if any, and interest on, the Securities.


                                   ARTICLE VI

                              Defaults and Remedies
                              ---------------------

                  SECTION 6.01. Events of Default. The following events shall be
                                ------------------
 "Events of Default":

                  (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

                  (2) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

                  (3) the Company fails to comply with Article 5;

                  (4) the Company fails to comply with any covenant or agreement in the Securities or in this Indenture (other than a failure that is the subject of the foregoing clause (1), (2) or (3)) and such failure continues for 30 days after written notice is given to the Company as specified below;

                  (5) a default under any Debt by the Company or any Restricted Subsidiary that results in acceleration of the maturity of that Debt, or failure to pay any such Debt at maturity, in an aggregate amount greater than $25.0 million or its foreign currency equivalent at the time;

                  (6) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (A) commences a voluntary case;

                           (B) consents to the entry of an order for relief against it in an involuntary case;

                           (C) consents to the  appointment of a Custodian of it
                  or for any substantial part of its property; or

                           (D) makes a general assignment for the benefit of its
                  creditors;

         or takes any comparable action under any foreign laws relating to insolvency;

                  (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A)  is  for  relief   against  the  Company  or  any
                  Significant Subsidiary in an involuntary case;

                           (B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

                           (C) orders the winding up or liquidation of the Company or any Significant Subsidiary; or

                           (D) grants any similar relief under any foreign laws;

         and in each such case the order or decree remains unstayed and in effect for 30 days; or

                  (8) any judgment or judgments for the payment of money in an aggregate amount in excess of $25.0 million, or its foreign currency equivalent at the time, that shall be rendered against the Company or any Restricted Subsidiary and shall not be waived, satisfied or discharged for any period of 30 consecutive days during which a stay of enforcement shall not be in effect.

                  The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  A Default under clause (4) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company (and in the case of such notice by Holders, the Trustee) of the Default and the Company does not cure that Default within the time specified after receipt of such notice. The notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

                  The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default and any event that with the giving of notice or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

                  SECTION  6.02.  Acceleration.  If an  Event  of  Default  with
                                  -------------
respect to any of the Securities (other than an Event of Default specified in Section 6.01(6) or (7) with respect to the Company) shall have occurred and be continuing, the Trustee or the registered Holders of not less than 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare to be immediately due and payable the principal amount of all the applicable Securities then outstanding, plus accrued but unpaid interest to the date of acceleration. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(6) or (7) with respect to the Company occurs, the principal of and accrued and unpaid interest on all the Securities shall be due and payable immediately without any declaration or other act by the Trustee or the Holder of the Securities. After any such acceleration but before a judgment or decree based on acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Securities by notice to the Trustee and the Company may rescind any declaration of acceleration if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 6.03.  Other  Remedies.  If an Event of Default occurs
                                 ----------------
and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  SECTION  6.04.  Waiver  of Past  Defaults.  The  Holders  of a
                                  --------------------------
 majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing Default and its consequences except
 (i) a Default in the payment of the  principal  of or interest on a Security or
 (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                  SECTION 6.05.  Control by Majority.  The Holders of a majority
                                 --------------------
in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Securities. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided,
                                                                       --------
however, that the Trustee may take any other action deemed proper by the Trustee
-------
that is
not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to reasonable indemnification against all losses and expenses caused by taking or not taking such action.

                  SECTION 6.06.  Limitation on Suits.  A Securityholder  may not
                                 --------------------
pursue any remedy with respect to this Indenture or the Securities unless:

                  (1) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

                  (2) the Holders of at least 25% in aggregate principal amount of the Securities then outstanding shall have made a written request, and such Holder or Holders shall have offered reasonable indemnity, to the Trustee to pursue such proceeding as trustee; and

                  (3) the Trustee has failed to institute such proceeding and has not received from the Holders of at least a majority in aggregate principal amount of the Securities outstanding a direction inconsistent with such request, within 60 days after such notice, request and offer.

                  The foregoing limitations on the pursuit of remedies by a Securityholder shall not apply to a suit instituted by a Holder of Securities for the enforcement of payment of the principal of, and premium, if any, or interest on such Security on or after the applicable due date specified in such Security. A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

                  SECTION   6.07.   Rights  of  Holders   to  Receive   Payment.
                                    --------------------------------------------
Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION  6.08.  Collection  Suit by  Trustee.  If an  Event of
                                  -----------------------------
 Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

                  SECTION  6.09.  Trustee May File Proofs of Claim.  The Trustee
                                  ---------------------------------
may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

                  SECTION 6.10.  Priorities.  If  the Trustee collects any money
                                 -----------
or property pursuant to this Article 6, it shall pay out the money or property in the following order:

                  FIRST: to the Trustee, to the Authentication Agent, the Registrar and the Paying Agent for amounts due under Section 7.07;

                  SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                  THIRD:  to the Company.

                  The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

                  SECTION  6.11.  Undertaking  for  Costs.  In any  suit for the
                                  ------------------------
 enforcement of any right or remedy under this Indenture or in any suit against the Trustee, Authentication Agent, Registrar or Paying Agent for any action taken or omitted by it as Trustee, Authentication Agent, Registrar or

Paying Agent, as applicable, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities.

                  SECTION 6.12.  Waiver of Stay or Extension  Laws.  The Company
                                 ----------------------------------
(to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE VII

                                     Trustee
                                     -------

                  SECTION  7.01.  Duties of Trustee.  (a) If an Event of Default
                                  ------------------
has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (b)  Except during the continuance of an Event of Default:

                  (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph (b) of this Section;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                  (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

                  (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

                  (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA and the provisions of this Article VII shall apply to the Trustee, Registrar, Paying Agent and Common Depository.

                  (i) The Trustee shall not be deemed to have notice of a Default or an Event of Default unless (a) the Trustee has received written notice thereof from the Company or any Holder or (b) a Trust Officer shall have actual knowledge thereof.

                  SECTION  7.02.   Rights  of  Trustee.   (a)  The  Trustee  may
                                   --------------------
conclusively rely on any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. The Trustee may, however, in its discretion make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not
                     --------   -------
constitute wilful misconduct or negligence.

                  (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

                  (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this

Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

                  SECTION 7.03. Individual Rights of Trustee. The Trustee in its
                                -----------------------------
individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  SECTION 7.04. Trustee's  Disclaimer.  The Trustee shall not be
                                ----------------------
responsible for and makes no representation as to the validity, priority or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

                  SECTION  7.05.  Notice of  Defaults.  If a Default or Event of
                                  --------------------
 Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 90 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default or Event of Default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

                  SECTION  7.06.  Reports by Trustee to Holders.  As promptly as
                                  ------------------------------
practicable after each December 31 beginning with December 31, 2000, and in any event prior to March 31 in each year, the Trustee shall mail to each Securityholder a brief report dated as of December 31 each year that complies with TIA ss. 313(a), if and to the extent required by such subsection. The Trustee shall also comply with TIA ss. 313(b).

                  A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                  SECTION 7.07.  Compensation  and Indemnity.  The Company shall
                                 ----------------------------
 pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder except to the extent that the Company shall have been actually prejudiced as a result of such failure. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the
 Trustee  may have  separate  counsel  and the  Company  shall  pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith. The Company need not pay for any settlement made by the Trustee without the Company's consent, such consent not to be unreasonably withheld. All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents, successors and assigns.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

                  The Company's payment obligations pursuant to this Section shall survive the resignation or removal of the Trustee and the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(6) or (7) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

                  SECTION 7.08.  Replacement of Trustee.  The Trustee may resign
                                 -----------------------
at any time by so notifying the Company. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns, is removed by the Company or by the Holders of a majority in aggregate principal amount of the Securities then outstanding and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in aggregate principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder who has been a bona fide Holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                  If the Registrar or Paying Agent resigns, and a successor Registrar or Paying Agent is not appointed by the Company within 60 days after the retiring Registrar or Paying Agent resigns, the retiring Registrar or Paying Agent shall have the right to appoint a successor Registrar or Paying Agent, as applicable, which Registrar or Paying Agent shall be approved by the Company, such approval not to be unreasonably withheld.

                  SECTION  7.09.  Successor  Trustee by Merger.  If the  Trustee
                                  -----------------------------
consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any such successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                  SECTION 7.10. Eligibility; Disqualification. The Trustee shall
                                ------------------------------
at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50,000,000 as set forth in its (or its related bank holding company's) most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b), subject to the penultimate paragraph thereof; provided, however,
                                                              --------  -------
that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA ss.310(b)(1) are met.

                  SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.


                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance
                       ----------------------------------

                  SECTION 8.01.   Discharge   of   Liability   on    Securities;
                                  ----------------------------------------------
Defeasance.  (a) When (i) the Company  delivers  to the Trustee all  outstanding
-----------
Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article III and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding
Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

                  (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all of its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, and 4.12 and the operation of Sections 6.01(5), 6.01(6), 6.01(7) and 6.01(8) (but, in the case of Sections 6.01(6) and (7), with respect only to Significant Subsidiaries) and the limitations contained in clause (e) of Article 5 ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                  If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4) (with respect to the covenants of Article IV identified in the immediately preceding paragraph), 6.01(5), 6.01(6), 6.01(7) or 6.01(8) (with respect only to Significant Subsidiaries in the case of Sections 6.01(6) and 6.01(7)) or because of the failure of the Company to comply with the limitations contained in clause (e) of Article 5.

                  Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                  (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.05 and 8.06 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07 and 8.05 shall survive such satisfaction or discharge.

                  SECTION  8.02.  Conditions  to  Defeasance.  The  Company  may
                                  ---------------------------
exercise its legal defeasance option or its covenant defeasance option only if:

                  (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;

                  (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

                  (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(6) or (7) occurs with respect to the Company or any other Person making the deposit that is continuing at the end of the period;

                  (4) the deposit does not constitute a default under any other agreement or instrument binding on the Company;

                  (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                  (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
         (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                  (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Security-holders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                  (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article VIII have been complied with.

                  Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III.

                  SECTION 8.03.  Application  of Trust Money.  The Trustee shall
                                 ----------------------------
 hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

                  SECTION 8.04. Repayment to Company. The Trustee and the Paying
                                ---------------------
Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

                  SECTION 8.05.  Indemnity  for  Government  Obligations.    The
                                 ----------------------------------------
Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

                  SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is
                                --------------
 unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if
                                                   --------   -------
 the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                   ARTICLE IX

                                   Amendments
                                   ----------

                  SECTION 9.01.  Without Consent of Holders. The Company and the
                                 ---------------------------
Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

                  (1) to cure any ambiguity, omission, defect or inconsistency;

                  (2) to comply with Article V;

                  (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
         Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

                  (4) to add Guarantees with respect to the Securities;

                  (5) to secure the Securities, to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                  (6) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

                  (7) to make any change that does not adversely affect the rights of any Securityholder; or

                  (8) to provide for the issuance of additional Securities in accordance with the Indenture.

                  After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION  9.02.  With  Consent of Holders.  The Company and the
                                  -------------------------
Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Securities). However, without the consent of each Securityholder affected thereby, an amendment may not:

                  (1) reduce the amount of Securities whose Holders must consent to an amendment;

                  (2) reduce the rate of or extend the time for payment of interest on any Security;

                  (3) reduce the principal of or extend the Stated Maturity of any Security;

                  (4) impair the right of any Holder to receive payment of principal of and interest on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities;

                  (5) reduce the amount payable upon the redemption or repurchase of any Security under Article III or Section 4.07 or 4.12, change the time at which any Security may be redeemed in accordance with Article III, or, at any time after a Change of Control or Asset Sale has occurred, change the time at which any Change of Control Offer or Prepayment Offer must be made or at which the Securities must be repurchased pursuant to such Change of Control Offer or Prepayment Offer;

                  (6) make any Security payable in money other than that stated in the Security;

                  (7) release any security interest that may have been granted in favor of the Holders other than pursuant to the terms of the agreement granting that security interest;

                  (8) make any change in Section 6.04 or 6.07 or the second sentence of this Section; or

                  (9) subordinate the Securities to any other obligation of the Company

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.03.  Compliance  with  Trust  Indenture  Act.  Every
                                 ----------------------------------------
amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

                  SECTION 9.04.  Revocation and Effect of Consents and  Waivers.
                                 -----------------------------------------------
A consent to an amendment or a waiver by a

Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

                  The Company may,  but shall not be obligated  to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                  SECTION  9.05.  Notation on or Exchange of  Securities.  If an
                                  ---------------------------------------
 amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver such Security to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return such Security to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

                  SECTION 9.06.  Trustee To Sign  Amendments.  The Trustee shall
                                 ----------------------------
 sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an

Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                  SECTION 9.07. Payment for Consent. Neither the Company nor any
                                --------------------
Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                                    ARTICLE X

                                  Miscellaneous
                                  -------------

                  SECTION 10.01. Trust Indenture Act Controls.  If any provision
                                 -----------------------------
of this Indenture limits, qualifies or conflicts with another provision that is required to be included in this Indenture by the TIA, the required provision shall control.

                  SECTION 10.02.  Notices.  Any notice or communication shall be
                                  --------
 in writing and delivered in person or mailed by first-class mail or sent by facsimile (with a hard copy delivered in person or by mail promptly thereafter) and addressed as follows:

                                    if to the Company:

                                    Levi Strauss & Co.
                                    Levi's Plaza
                                    1155 Battery Street
                                    San Francisco, CA 94111
                                    Facsimile: (415) 501-7650

                                    Attention of:  Legal Department


                                    if to the Trustee:

                                    Citibank, N.A.,
                                    111 Wall Street, 14th Floor
                                    New York, NY 10005

                                    Attention of: Citibank Agency and Trust
                                                  Services

                  The  Company  or  the  Trustee  by  notice  to the  other  may
designate   additional  or  different   addresses  for  subsequent   notices  or
communications.

                  Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION  10.03.  Communication  by Holders with Other Holders.
                                   ---------------------------------------------
Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

                  SECTION  10.04.  Certificate  and  Opinion  as  to  Conditions
                                   ---------------------------------------------
Precedent. Upon any request or application by the Company to the Trustee to take
----------
or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

                  (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  SECTION 10.05.  Statements Required in Certificate or Opinion.
                                  ----------------------------------------------
Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

                  SECTION 10.06.  When  Securities  Disregarded.  In determining
                                  ------------------------------
whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

                  SECTION 10.07.  Rules by Trustee,  Paying Agent and Registrar.
                                  ----------------------------------------------
The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent or co-registrar may make reasonable rules for their functions.

                  SECTION  10.08.  Legal  Holidays.   A  "Legal  Holiday"  is  a
                                   ----------------
Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  SECTION   10.09.   Governing   Law.  THIS  INDENTURE  AND  THE
                            -------------------------
SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  SECTION  10.10.  No  Recourse   Against  Others.  A  director,
                                   -------------------------------
officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

                  SECTION  10.11.  Successors.  All agreements of the Company in
                                   -----------
this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 10.12.  Multiple Originals.  The parties may sign  any
                                  -------------------
number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  SECTION  10.13.  Table of  Contents;  Headings.  The  table of
                                   ------------------------------
contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                          LEVI STRAUSS & CO.,


                                          by

                                             ---------------------------------
                                             Name:
                                             Title:


                                          CITIBANK, N.A.,


                                          by
                                             ---------------------------------
                                             Name:
                                             Title:



                                          CITIBANK, N.A., LONDON, as
                                          Registrar and Paying Agent

                                          by
                                             --------------------------------
                                             Name:
                                             Title:

                                                                      APPENDIX A





                    PROVISIONS RELATING TO INITIAL SECURITIES
                    -----------------------------------------
                             AND EXCHANGE SECURITIES
                             -----------------------



         1. Definitions
            -----------

         1.1      Definitions
                  -----------

                  For the purposes of this Appendix A the following terms shall have the meanings indicated below:

                  "Clearstream" means Clearstream Banking, S.A., formerly known as Cedel Bank, S.A., or any successor securities clearing agency.

                  "Common Depository" means Citibank, N.A., London.

                  "Definitive Security" means a certificated Initial Security or Exchange Security or Private Exchange Security bearing, if required, the restricted securities legend set forth in Section 2.3(d).

                  "Depository" means Clearstream, Euroclear, their respective nominees and their respective successors.

                  "Distributed Compliance Period", with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the Issue Date with respect to such Securities.

                  "Dollar Notes" means the Company's 11 5/8% Senior Notes due 2008 denominated in U.S. dollars and issued pursuant to an indenture dated the date hereof between the Company and Citibank, N.A. as trustee.

                  "Euroclear" means Euroclear Bank as operator of the Euroclear System or any successor securities clearing agency.

                  "Exchange Securities" means the 11 5/8% Senior Notes due 2008 to be issued pursuant to the Indenture in connection with a Registered Exchange Offer pursuant to the Registration Agreement.

                  "IAI"  means  an   institutional   "accredited   investor"  as
described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Initial Purchasers" means Salomon Smith Barney Inc., Banc of America Securities LLC, Scotia Capital (USA) Inc., Chase Securities Inc. and Banc One Capital Markets, Inc.

                  "Initial Securities" means the 11 5/8% Senior Notes due 2008, to be issued from time to time, in one or more series as provided for in this Indenture.

                  "Issue Date Dollar Notes" means Dollar Notes issued on the first date on which the Dollar Notes are initially issued.

                  "Original   Securities"   means  Initial   Securities  in  the
aggregate principal amount of 125.0 million euro dollars issued on January 18, 2001.

                  "Private Exchange" means the offer by the Company, pursuant to
Section 2 of the Registration Agreement dated January 18, 2001, or pursuant to any similar provision of any other Registration Agreement, to issue and deliver to certain purchasers, in exchange for the Initial Securities held by such purchasers as part of their initial distribution, a like aggregate principal amount of Private Exchange Securities.

                  "Private Exchange Securities" means the 11 5/8% Senior Notes due 2008 to be issued pursuant to this Indenture in connection with a Private Exchange pursuant to a Registration Agreement.

                  "Purchase Agreement" means the Purchase Agreement dated January 12, 2001, among the Company and the Initial Purchasers relating to the Original Securities, or any similar agreement relating to any future sale of Initial Securities by the Company.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Registered Exchange Offer" means the offer by the Company, pursuant to a Registration Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

                  "Registration   Agreement"  means  the   Registration   Rights
Agreement dated January 18, 2001, among the Company and the Initial Purchasers relating to the Original

Securities, or any similar agreement relating to any additional Initial Securities.

                  "Rule 144A Securities" means all Initial Securities offered and sold to QIBs in reliance on Rule 144A.

                  "Securities" means the Initial Securities and the Exchange Securities, treated as a single class.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Shelf Registration Statement" means a registration statement issued by the Company in connection with the offer and sale of Initial
Securities  or  Private  Exchange   Securities   pursuant  to  the  Registration
Agreement.

                  "Transfer Restricted Securities" means Definitive Securities and any other Securities that bear or are required to bear the legend set forth in Section 2.3(d) hereto.

                  "U.S. Dollar Equivalent" means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in THE WALL STREET JOURNAL in the "Exchange Rates" column under the heading "Currency
Trading" on the date two Business Days prior to such determination. In determining the aggregate principal amount (on a U.S. Dollar Equivalent basis) of Securities outstanding, such amount will be treated as the U.S. Dollar Equivalent determined as of the date of issuance of such Securities.

         1.2      Other Definitions
                  -----------------

                                         Defined in
                                         ----------
         Term                             Section:
         ----                             -------

"Agent Members"  .......................... 2.1(b)
"Global  Security"  ....................... 2.1(a)
"IAI Global  Security"  ................... 2.1(a)
"Regulation S"  ........................... 2.1
"Rule 144A"  .............................. 2.1
"Rule 144A Global  Security"  ............. 2.1(a)
"Regulation S Global Security" ............ 2.1(a)

         2.       The Securities
                  --------------
         2.1      Form and Dating
                  ---------------

                  The Initial Securities will be offered and sold by the Company, from time to time, pursuant to one or more Purchase Agreements. The Initial Securities will be resold initially only to QIBs in reliance on Rule 144A under the Securities Act ("Rule 144A") and in reliance on Regulation S under the Securities Act ("Regulation S"). Initial Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and IAIs under Rule 501(a)(1), (2), (3) or (7) under the Securities Act, subject to the restrictions on transfer set forth herein.

                  (a) Global  Securities.  Initial  Securities  initially resold
                      -------------------
pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the "Rule 144A Global Security"), Initial Securities initially resold pursuant to Regulation S shall be issued initially in the form of one or more global securities (collectively, the "Regulation S Global Security") and, subject to
Section 2.4 hereof, Initial Securities transferred subsequent to the initial resale thereof to IAIs shall be issued initially in the form of one or more permanent global securities in definitive, fully registered form (collectively, the "IAI Global Security"), in each case without interest coupons and with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Common Depository, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. The Rule 144A Global Security, IAI Global Security and Regulation S Global Security are collectively referred to herein as "Global Securities." The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or a nominee of the Depository as hereinafter provided.

                  (b)  Book-Entry  Provisions.  This Section  2.1(b) shall apply
                       -----------------------
 only to a Global Security deposited with or on behalf of the Depository.

                  The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b) and pursuant to an order of the Company, authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as Common Depository.

                  Members of, participants in, or account holders in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as Common Depository or under such Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of the Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

                  (c)  Definitive Securities.  Except as provided in Section 2.3
                       ----------------------
or 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of Definitive Securities.

                  2.2   Authentication.   The  Trustee  shall  authenticate  and
                        ---------------
deliver: (1) Original Securities for original issue in an aggregate principal amount of 125.0 million euro dollars, (2) additional Initial Securities, if and when issued, in an aggregate principal amount (on a U.S. Dollar Equivalent basis) of up to(x)$350.0 million less (y) the aggregate principal amount of Dollar Notes issued by the Company that are not Issue Date Dollar Notes, and (3) the Exchange Securities or Private Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to the Registration Agreement, for a like principal amount of Initial Securities or Private Exchange Securities, as applicable, upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities or Exchange Securities. The aggregate principal amount of Securities outstanding at any time (on a U.S. Dollar Equivalent basis) may not exceed (x) $850.0 million less (y) the aggregate principal amount of Dollar Notes issued by the Company, except as provided in Section 2.08 of this Indenture.

                  2.3  Transfer and Exchange.   (a)  Transfer  and  Exchange  of
                       ----------------------        ---------------------------
Definitive Securities. When Definitive Securities are presented to the Registrar
----------------------
or a co-registrar with a request:

                  (x) to register the transfer of such Definitive Securities; or

                  (y) to  exchange  such  Definitive  Securities  for  an  equal
         principal   amount  of  Definitive   Securities  of  other   authorized
         denominations,

the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or
--------   -------
exchange:

                  (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                  (ii) if such Definitive Securities bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

                           (A) if such Definitive Securities are being delivered
                  to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

                           (B) if   such   Definitive   Securities   are   being
                  transferred to the Company, a certification to that effect; or

                           (C) if such Definitive Securities are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act, (i) a certification to that effect and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(d)(i).

                  (b)   Transfer    and    Exchange   of   Global    Securities.
                        --------------------------------------------------------

                  (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Registrar, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Registrar's procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security and such account shall be credited in accordance with such instructions with a beneficial interest in the Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred. In the case of a transfer of a beneficial interest in a Global Security to an IAI, the transferee must furnish a signed letter to the Trustee containing certain representations and agreements in the form of Exhibit C hereto.

                  (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the transferee or transferor, as the case may be, shall furnish to the Registrar such certificates required to ensure such transfer complies with Rule 144A or Regulation S, as the case may be, and the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

                  (iii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                  (iv) In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 prior to the consummation of a Registered

         Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

                  (c) Legend.
                      -------

                  (i) Except as  permitted  by the  following  paragraphs  (ii),
         (iii) and (iv), each certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

         "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS NOTE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A
         PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS NOTE), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS NOTE), (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS NOTE) THAT IS ACQUIRING THIS NOTE FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, AND A CERTIFICATE

         WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND TRUSTEE, (5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS NOTE AGREES THAT IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS NOTE COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) PURCHASING FROM A PERSON NOT PARTICIPATING IN THE INITIAL DISTRIBUTION OF THIS SECURITY (OR ANY PREDECESSOR SECURITY), THAT IT IS AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS NOTE FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR
         (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(i) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT."

Each Definitive Security will also bear the following additional legend:

                  "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

                  (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act:

                           (A) in the case of any Transfer  Restricted  Security
                  that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                           (B) in the case of any Transfer Restricted Security that is represented by a Global Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, in either case, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security).

                  (iii) After a transfer of any Initial Securities or Private Exchange Securities, as the case may be, during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, all requirements pertaining to restricted legends on such Initial Security or such Private Exchange Security will cease to apply and an Initial Security or Private Exchange Security, as the case may be, in global form without restricted legends will be available to the transferee of the beneficial interests of such Initial Securities or Private Exchange Securities. Upon the occurrence of any of the circumstances described in this paragraph, the Company will deliver an Officers' Certificate to the Trustee instructing the Trustee to issue Securities without restricted legends.

                  (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which certain Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, Exchange Securities in global form without the restricted legends will be available to Holders or beneficial owners that exchange such Initial Securities (or beneficial interests therein) in such Registered Exchange Offer. Upon the occurrence of any of the circumstances described in this paragraph, the Company will deliver an Officers' Certificate to the Trustee instructing the Trustee to issue Securities without restricted legends.

                  (d) Cancelation or Adjustment of Global Security. At such time
                      ---------------------------------------------
as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned by the Depository to the Registrar for cancelation or retained and canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Common Depository for such Global Security) with respect to such Global Security, by the Trustee or the Common Depository, to reflect such reduction.

                  (e)  Obligations  with Respect to Transfers  and  Exchanges of
                       ---------------------------------------------------------
         Securities.
         -----------

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's or co-registrar's request.

                  (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.08 and 9.05 of this Indenture).

                  (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Security for a period beginning 15 days before the mailing of a notice of redemption or an offer to repurchase Securities or 15 days before an interest payment date.

                  (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                  (v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                  (f)  No Obligation of the Trustee.

                  (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, a participant in, or account holder in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant, member or account holder thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, account holder, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants, account holders and any beneficial owners.

                  (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members, account holders or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  2.4  Definitive Securities
                       ---------------------

                  (a) A Global Security deposited with the Depository or with the Trustee as Common Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depository notifies the Company that it is unwilling or unable to continue as a Depository for such Global Security and the

Company is unable to locate a qualified successor within 90 days or (ii) a Default or an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture.

                  (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Registrar, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.
Definitive Securities issued in exchange for any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of 1,000 euro dollars and any integral multiple thereof and registered in such names as the Depository shall direct. Any Definitive Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(d), bear the restricted securities legend set forth in Exhibit 1 hereto.

                  (c) The registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

                  (d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons.

                                                                       EXHIBIT 1
                                                                   to APPENDIX A




                       [FORM OF FACE OF INITIAL SECURITY]

                           [Global Securities Legend]

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE EUROCLEAR CLEARANCE SYSTEM ("EUROCLEAR") OR CLEARSTREAM BANKING, SOCIETE ANONYME ("CLEARSTREAM"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CITIVIC NOMINEES LIMITED OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CLEARSTREAM OR EUROCLEAR, AS THE CASE MAY BE (AND ANY PAYMENT IS MADE TO CITIVIC NOMINEES LIMITED, OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CLEARSTREAM OR EUROCLEAR, AS THE CASE MAY BE), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CITIVIC NOMINEES LIMITED, HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CLEARSTREAM OR EUROCLEAR, AS THE CASE MAY BE, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.


                         [Restricted Securities Legend]

                  THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS NOTE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR ANY PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE, OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS NOTE), (3) IN AN OFFSHORE
 TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE

OF THIS NOTE), (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a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a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS NOTE FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(i) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.


                         [Definitive Securities Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

                       [FORM OF FACE OF INITIAL SECURITY]



 No.                    [up to](3)[English Pound Symbol Appears Here]
                                                                      ---------

                               11 5/8% Senior Note due 2008

                                                CUSIP No. [52736R AH 5](1)
                                                          [U52799 AD 2](2)
                                                ISIN No. [XS0123432725](1)
                                                         [XS0123430604](2)
                                                Common Code No.[012343272](1)
                                                               [012343060](2)


LEVI STRAUSS & CO., a Delaware corporation, promises to pay to [Citivic Nominees
Limited](3),  or registered assigns, the principal sum [of                Euros]
(3) [as set forth on the Schedule of Increases or Decreases annexed hereto](3)on January 15, 2008.

                  Interest Payment Dates: January 15 and July 15.

                  Record Dates: January 1 and July 1.



















----------------------
   (1) Insert for Rule 144A Global Note.

   (2) Insert for Reg. S Global Note.

   (3) Insert for Definitive Securities.

                  Additional provisions of this Security are set forth on the other side of this Security.


                  IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.


                                          LEVI STRAUSS & CO.,


                                           by
                                              --------------------------------
                                              Name:
                                              Title:


                                           by
                                              --------------------------------
                                              Name:
                                              Title:




TRUSTEE'S CERTIFICATE OF
         AUTHENTICATION

 Dated:  January 18, 2001

 CITIBANK, N.A.,
         as Trustee, certifies
         that this is one of
         the Securities referred
         to in the Indenture.



by:
   -----------------------------
   Authorized Signatory

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                          11 5/8% Senior Note due 2008


 1.  Interest
     --------

                  (a) LEVI STRAUSS & CO., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on January 15 and July 15 of each year, commencing July 15, 2001. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from January 18, 2001. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the rate borne by the Securities to the extent lawful.

                  (b) Special Interest.  The holder of this Security is entitled
                      -----------------
 to the benefits of a Registration Rights Agreement, dated as of January 18, 2001, among the Company and the Purchasers named therein (the "Registration Agreement"). Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Registration Agreement. In the event that (i) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the Commission on or prior to the 60th day following the date of the original issuance of the Securities, (ii) the Exchange Offer Registration Statement has not been declared effective on or prior to the 120th day following the date of the original issuance of the Securities, (iii) neither the Registered Exchange Offer has been consummated nor the Shelf Registration Statement has been declared effective on or prior to the 150th day following the date of the original issuance of the Securities, or
 (iv) after the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable in connection with resales of the Securities at any time that the Company is obligated to maintain the effectiveness thereof pursuant to the Registration Agreement (each such event referred to in clauses (i) through (iv) above being referred to herein as a "Registration Default"), interest (the "Special Interest") shall accrue (in addition to stated interest on the Securities) from and including the date on which the first such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured, at a rate per annum equal to 0.25% of the principal amount of the Securities; provided, however, that such rate per annum shall increase by 0.25% per annum from and including the 91st day after the first such Registration Default (and each successive 91st day thereafter) unless and until all Registration Defaults have been cured; provided further, however, that in no event shall the Special Interest accrue at a rate in excess of 1.00% per annum. The Special Interest will be payable in cash semiannually in arrears each January 15 and July 15.

 2.  Method of Payment
     -----------------

                  The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the January 1 or July 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in euro or any successor money of the European Union that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Euroclear Clearance System or Clearstream Banking, S.A. The Company will make all payments in respect of a Definitive Security (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least 1,000,000 euro dollars aggregate principal amount of Securities, by wire transfer to a euro account maintained by the payee with a bank in a member state of the European Union if such Holder elects payment by wire transfer by giving written notice to the Trustee and the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

 3.  Paying Agent and Registrar
     --------------------------

                  Initially, CITIBANK, N.A., a banking association, London Office, 5 Carmelite Street, London, EC4Y OPA (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.   Indenture
     ---------

                  The Company issued the Securities under an Indenture dated as of January 18, 2001 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C.
                                                                          ------
ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

                  The Securities are senior unsecured obligations of the Company limited to an aggregate principal amount (on a U.S. Dollar Equivalent basis) at any one time outstanding of (x) $850.0 million less (y) the aggregate principal amount of Dollar Notes issued by the Company (subject to Sections 2.01 and 2.08 of the Indenture). [This Security is one of the Original Securities referred to in the Indenture issued in an aggregate principal amount of 125.0 million euro dollars. The Securities include the Original Securities, additional Initial Securities that may be issued under the Indenture in an aggregate principal amount (on a U.S. Dollar Equivalent basis) of up to (x) $350.0 million less (y) the aggregate principal amount of Dollar Notes issued by the Company that are not Issue Date Dollar Notes, and any Exchange Securities issued in exchange for Initial Securities]. [This Security is one of the additional Initial Securities in an aggregate principal amount (on a U.S. Dollar Equivalent basis) of up to
(x) $350.0 million less (y) the aggregate principal amount of Dollar Notes issued by the Company that are not Issue Date Dollar Notes. The Securities include such additional Securities, the Original Securities in an aggregate principal amount of 125.0 million euro dollars previously issued under the Indenture and any Exchange Securities issued in exchange for Initial Securities. The additional Initial Securities, the Original Securities and the Exchange Securities are treated as a single class of securities under the Indenture.] The Original Securities, such additional Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distribu- tions, incur Debt, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the Property of the Company.

5.   Optional Redemption
     -------------------

                  Except as set forth below, the Securities may not be redeemable prior to January 15, 2005. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption), if redeemed during the 12-month period beginning on or after January 15 of the years set forth below:

                                Redemption
Period                            Price
------                            -----

2005 ..........................  105.813%
2006 ..........................  102.906%
2007 and thereafter ...........  100.000%


                  Notwithstanding the foregoing, on or prior to January 15, 2004, the Company may redeem up to 33 1/3% of the original aggregate principal amount of the Securities issued with the proceeds from one or more Public Equity Offerings by the Company, at a redemption price equal to 111 5/8% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that it on or prior to the date of redemption); provided, however, that after giving effect to any such redemption, at least 66 2/3% of the original aggregate principal amount of the Securities remains outstanding. Any such redemption shall be made within 75 days of such Public Equity Offering.

6.   Sinking Fund
     ------------

                  The Securities are not subject to any sinking fund.

7.   Notice of Redemption
     --------------------

                  Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than 1,000 euro dollars may be redeemed in part but only in whole multiples of 1,000 euro dollars. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

 8.  Repurchase of Securities at the Option of Holders upon Change of Control
     ------------------------------------------------------------------------

                  Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

9.   Denominations; Transfer; Exchange
     ---------------------------------

                  The Securities are in registered form without coupons in denominations of 1,000 euro dollars and whole multiples of 1,000 euro dollars. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.
10.  Persons Deemed Owners
     ---------------------

                  The registered Holder of this Security may be treated as the owner of it for all purposes.

11.  Unclaimed Money
     ---------------

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.  Discharge and Defeasance
     ------------------------

                  Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the

Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.  Amendment, Waiver
     -----------------

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Securities, the Company and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article V of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to make certain changes in the subordination provisions; (v) to add Guarantees with respect to the Securities;
(vi) to secure the Securities; (vii) to add additional covenants or to surrender rights and powers conferred on the Company; (viii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; or (ix) to make any change that does not adversely affect the rights of any Securityholder.

14.  Defaults and Remedies
     ---------------------

                  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, subject to certain limitations, may declare all the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

                  Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in aggregate principal amount of the Securities then outstanding, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

15.  Trustee Dealings with the Company
     ---------------------------------

                  Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.  No Recourse Against Others
     --------------------------

                  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.  Authentication
     --------------

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.  Abbreviations
     -------------

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.  Governing Law
     -------------

                  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

20.  CUSIP, ISIN and Common Code Numbers
     -----------------------------------

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. To the extent such numbers have been issued, the Company has caused ISIN and Common
Code numbers to be similarly printed on the Securities and has similarly instructed the Trustee. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  THE COMPANY WILL FURNISH TO ANY HOLDER OF SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY.

                                 ASSIGNMENT FORM


To assign this Security, fill in the form below:

I or we assign and transfer this Security to


       (Print or type assignee's name, address and zip code)

       (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                               agent to
transfer this Security on the books of the Company. The agent may substitute another to act for him.


 ------------------------------------------------------------

 Date: ________________ Your Signature: _____________________


 ____________________________________________________________
Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

 CHECK ONE BOX BELOW

       (1)    [ ]        to the Company; or

       (2)    [ ]        pursuant to an effective registration statement under
                         the Securities Act of 1933; or

       (3)    [ ]        inside the United States to a "qualified  institutional
                         buyer" (as defined in Rule 144A under the Securities
                         Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

       (4)    [ ]        outside  the United  States in an offshore  transaction
                         within the meaning of Regulation S under the Securities
                         Act in compliance  with Rule 904 under the Securities
                         Act of 1933; or

       (5)    [ ]        to an institutional "accredited investor"  (as  defined
                         in Rule 501(a)(1), (2), (3) or (7) under the Securities
                         Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee or the Company); or

       (6)    [ ]        pursuant to another available exemption from
                         registration  provided by Rule 144 under the Securities
                         Act of 1933.

       Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.


                                                     --------------------------
                                                            Your Signature

Signature Guarantee:

Date: -------------------                            --------------------------
Signature must be guaranteed                         Signature of Signature
by a participant in a                                       Guarantee
recognized signature guaranty
medallion program or other
signature guarantor acceptable to the Trustee


-------------------------------------------------------------------------------

              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


              Dated: ---------------------    --------------------------------
                                              NOTICE: To be executed by
                                                      an executive officer

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

                         The initial principal amount of this Global Security is
       [          ] euro dollars. The following  increases  or decreases in this
       Global Security have been made:


Date of       Amount of decrease      Amount of increase    Principal amount       Signature of
Exchange      in  Principal           in Principal          of this Global         authorized
              Amount of this          Amount of this        Security following     signatory of
              Global Security         Global Security       such decrease or       Trustee or Common
                                                            increase               Depository

                       OPTION OF HOLDER TO ELECT PURCHASE


                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.07 (Asset Sale) or 4.12 (Change of Control) of the Indenture, check the box:

                                [   ]

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.07 or 4.12 of the Indenture, state the amount:

Euro dollars


Date:                           Your Signature:
     ---------------------                     -------------------------------
(Sign exactly as your name appears on the other side of the Security)


Signature Guarantee:
                    ----------------------------------------------------------
                    Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

                                                                       EXHIBIT A





                       [FORM OF FACE OF EXCHANGE SECURITY]

 No.                        [up to](3) Euro dollars
 ---                                                -------------

                          11 5/8% Senior Note due 2008

                                                  CUSIP No.    [52736R AH 5](1)
                                                               [U52799 AD 2](2)
                                                  ISIN No.    [XS0123432725](1)
                                                              [XS0123430604](2)
                                                  Common Code No.[012343272](1)
                                                                 [012343060](2)


                  LEVI STRAUSS & CO., a Delaware corporation, promises to pay to [Citivic Nominees Limited]3, or registered assigns, the principal sum [of
          Euros](4) [as set forth on the Schedule of Increases or Decreases annexed hereto](3)on January 15, 2008.

                  Interest Payment Dates:  January 15 and July 15.

                  Record Dates:  January 1 and July 1.

                  Additional provisions of this Security are set forth on the other side of this Security.


                  IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.


                                                     LEVI STRAUSS & CO.,

                                                     by
                                                       ------------------------
                                                       Name:
                                                       Title:

                                                     by
                                                       ------------------------
                                                       Name:
                                                       Title:

-----------------------
 (1)   Insert for Rule 144 A Global.

 (2)   Insert for Reg. S Global Note.

 (3)   Insert for Global Securities.

 (4)   Insert for Definitive Securities

 TRUSTEE'S CERTIFICATE OF
      AUTHENTICATION

 Dated:  January 18, 2001

 CITIBANK, N.A.,

         as Trustee, certifies
         that this is one of
         the Securities referred
         to in the Indenture.



 by:
     ------------------------------
         Authorized Signatory




------------------------
*/ If the Security is to be issued in global form, add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned "TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".

                       [FORM OF REVERSE SIDE OF SECURITY]

                          11 5/8% Senior Note due 2008


 1.  Interest
     --------

                  LEVI STRAUSS & CO. a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on January 15 and July 15 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from January 18, 2001. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the rate borne by the Securities to the extent lawful.

2.   Method of Payment
     -----------------

                  The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the January 1 or July 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in euro or any successor money of the European Union that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Euroclear Clearance System or Clearstream Banking, S.A. The Company will make all payments in respect of a Definitive Security (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least 1,000,000 euro dollars aggregate principal amount of Securities, by wire transfer to a euro account maintained by the payee with a bank in a member state of the European Union if such Holder elects payment by wire transfer by giving written notice to the Trustee and the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.   Paying Agent and Registrar
     --------------------------

                  Initially, CITIBANK, N.A., a banking association, London Office, 5 Carmelite Street, London, EC4Y OPA (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.   Indenture
     ---------

                  The Company issued the Securities under an Indenture dated as of January 18, 2001 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C.
                                                                          ------
ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

                  The Securities are senior unsecured obligations of the Company limited to an aggregate principal amount (on a U.S. Dollar Equivalent basis) at any one time outstanding of (x) $850.0 million aggregate principal amount less
(y) the aggregate principal amount of Dollar Notes issued by the Company (subject to Sections 2.01 and 2.08 of the Indenture). This Security is one of the Exchange Securities referred to in the Indenture issued in exchange for Initial Securities. The Securities include the Exchange Securities, the Original Securities in the aggregate principal amount of 125.0 million euro dollars and additional Initial Securities in an aggregate principal amount (on a U.S. Dollar Equivalent basis) of up to (x) $350.0 million less (y) the aggregate principal amount of Dollar Notes issued by the Company that are not Issue Date Dollar Notes. The Exchange Securities, the Original Securities and such additional
Initial Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distribu-tions, incur Debt, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of such Restricted

Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the Property of the Company.

5.   Optional Redemption
     -------------------

                  Except as set forth below, the Securities may not be redeemable prior to January 15, 2005. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption), if redeemed during the 12-month period beginning on or after January 15 of the years set forth below:


                                       Redemption
Period                                   Price
------                                   -----

2005 .................................. 105.813%
2006 .................................. 102.906%
2007 and thereafter ................... 100.000%


                  Notwithstanding the foregoing, on or prior to January 15, 2003, the Company may redeem up to 33 1/3% of the original aggregate principal amount of the Securities issued with the proceeds from one or more Public Equity Offerings by the Company, at a redemption price equal to 111 5/8% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that it on or prior to the date of redemption); provided, however, that after giving effect to any such redemption, at least 66 2/3% of the original aggregate principal amount of the Securities remains outstanding. Any such redemption shall be made within 75 days of such Public Equity Offering.

6.   Sinking Fund
     ------------

                  The Securities are not subject to any sinking fund.

7.   Notice of Redemption
     --------------------

                  Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than 1,000 euro dollars may be redeemed in part but only in whole multiples of 1,000 euro dollars. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.   Repurchase of Securities at the Option of Holders upon Change of Control
     ------------------------------------------------------------------------

                  Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

9.   Denominations; Transfer; Exchange
     ---------------------------------

                  The Securities are in registered form without coupons in denominations of 1,000 euro dollars and whole multiples of 1,000 euro dollars. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

10.  Persons Deemed Owners
     ---------------------

                  The registered Holder of this Security may be treated as the owner of it for all purposes.

11.  Unclaimed Money
     ---------------

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.  Discharge and Defeasance
     ------------------------

                  Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the

Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.  Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Securities, the Company and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article V of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to make certain changes in the subordination provisions; (v) to add Guarantees with respect to the Securities;
(vi) to secure the Securities; (vii) to add additional covenants or to surrender rights and powers conferred on the Company; (viii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; or (ix) to make any change that does not adversely affect the rights of any Securityholder.

14.  Defaults and Remedies
     ---------------------

                  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, subject to certain limitations, may declare all the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

                  Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in aggregate principal amount of the Securities then outstanding, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

15.  Trustee Dealings with the Company
     ---------------------------------

                  Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.  No Recourse Against Others
     --------------------------

                  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.  Authentication
     --------------

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.  Abbreviations
     -------------

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.  Governing Law
     -------------

                  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

20.  CUSIP, ISIN and Common Code Numbers
     -----------------------------------

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. To the extent such numbers have been issued, the Company has caused ISIN and Common
Code numbers to be similarly printed on the Securities and has similarly instructed the Trustee. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  THE COMPANY WILL FURNISH TO ANY HOLDER OF SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY.

                                 ASSIGNMENT FORM


To assign this Security, fill in the form below:

I or we assign and transfer this Security to


         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                          agent to transfer this Security
on the books of the Company. The agent may substitute another to act for him.


------------------------------------------------------------

Date:                    Your Signature:
     -------------------                ----------------------

-----------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

                       OPTION OF HOLDER TO ELECT PURCHASE


                  IF YOU WANT TO ELECT TO HAVE THIS SECURITY PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.07 (ASSET SALE) OR 4.12 (CHANGE OF CONTROL) OF THE INDENTURE, CHECK THE BOX:

                                [  ]

                           IF YOU  WANT  TO  ELECT  TO  HAVE  ONLY  PART OF THIS
SECURITY PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.07
OR 4.12 OF THE INDENTURE, STATE THE AMOUNT:

Euro Dollars


DATE:             YOUR SIGNATURE:
     ------------                -----------------------------------
(SIGN EXACTLY AS YOUR NAME APPEARS ON THE OTHER SIDE OF THE SECURITY)


SIGNATURE GUARANTEE:
                    --------------------------------------------------
                    SIGNATURE MUST BE GUARANTEED BY A PARTICIPANT IN A RECOGNIZED SIGNATURE GUARANTY MEDALLION PROGRAM OR OTHER SIGNATURE GUARANTOR ACCEPTABLE TO THE TRUSTEE.

                                                                       EXHIBIT B




                                     Form of
                       Transferee Letter of Representation


[Company]

In care of
[                  ]
[                  ]
[                  ]


Ladies and Gentlemen:


                  This  certificate  is  delivered  to  request  a  transfer  of
[     ] euro dollars principal amount of the 11 5/8%  Senior Notes due 2008 (the
"Securities") of LEVI STRAUSS & CO. (the "Company").

                  Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:
     ----------------------------
Address:
        -------------------------
Taxpayer ID Number:
                   --------------
                  The undersigned represents and warrants to you that:

                  1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")), purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

                  2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act ("Rule 144A"), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Securities of $100,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the

Securities pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.



                          TRANSFEREE:
                                     -----------------------,

                           by:
                              ------------------------------